SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-12

                             Erie Indemnity Company
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

   ---------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)       Title of each class of securities to which transaction
                  applies:
                  .......................................................
         2)       Aggregate number of securities to which transaction applies:
                  .......................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  .......................................................
         4)       Proposed maximum aggregate value of transaction:
                  .......................................................
         5)       Total fee paid:
                  ......................................................

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by the
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  .......................................................
         2)       Form, Schedule or Registration Statement No.:
                  .......................................................
         3)       Filing Party:
                  .......................................................
         4)       Date Filed:
                  .......................................................

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 29, 2003



To the Holders of Class A Common Stock and Class B Common Stock of ERIE INDEMNITY COMPANY:

         The Annual Meeting of Shareholders of Erie Indemnity Company (the "Company") will be held at 3:00 p.m., local time, on Tuesday, April 29, 2003, at the Auditorium of the F. W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the following purposes:

       1. To elect 15 Directors of the Company to serve until the Company's 2004 Annual Meeting of Shareholders and until their successors are elected;

       2. To consider and act upon a proposal to approve a change to the Company's Long-Term Incentive Plan; and

       3. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

         The Board of Directors has fixed the close of business on Friday, March 7, 2003 as the record date for the determination of the holders of Class B Common Stock entitled to notice of and to vote at the Annual Meeting. Holders of Class A Common Stock do not have the right to vote on any of the matters to be acted upon at the Annual Meeting.

         In the event that the Annual Meeting is adjourned, pursuant to Section 1756(b)(1) of the Pennsylvania Business Corporation Law of 1988 (the "BCL"), those shareholders entitled to vote who attend a meeting of shareholders that was previously adjourned for lack of a quorum shall constitute a quorum for the purpose of electing directors even though the number of shareholders present at such adjourned meeting constitutes less than a quorum as fixed in the Company's Bylaws.

         For purposes other than the election of directors, pursuant to Section 1756(b)(2) of the BCL, those shareholders entitled to vote who attend a meeting of shareholders that was previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, shall constitute a quorum for acting upon any matter set forth in this notice even though the number of shareholders present at such adjourned meeting constitute less than a quorum as fixed in the Company's Bylaws.

         This Notice and Proxy Statement, together with a copy of the Company's Annual Report for the year ended December 31, 2002, are being sent to all holders of Class A Common Stock and Class B Common Stock. Holders of Class B Common Stock will also receive a form of proxy in accordance with Securities and Exchange Commission rules.

         Holders of Class B Common Stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided, whether or not they expect to attend the Annual Meeting in person.

                                           By Order of the Board of Directors,

                                           /s/ Jan R. Van Gorder

                                           Jan R. Van Gorder,
                                           Senior Executive Vice President,
                                           Secretary and General Counsel

April 1, 2003
Erie, Pennsylvania

                             ERIE INDEMNITY COMPANY
                            100 Erie Insurance Place
                            Erie, Pennsylvania 16530


                                 PROXY STATEMENT


         This Proxy Statement, which is first being mailed to the holders of Class A Common Stock and Class B Common Stock of Erie Indemnity Company (the "Company") on or about April 1, 2003, is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Class B Common Stock to be voted at the Annual Meeting of Shareholders to be held at 3:00 p.m., local time, on Tuesday, April 29, 2003 and at any adjournment, postponement or continuation thereof (the "Annual Meeting") at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530. Holders of Class B Common Stock will also receive a form of proxy in accordance with Securities and Exchange Commission ("SEC") rules.

         Shares of Class B Common Stock represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the holders of Class B Common Stock. Any proxy representing shares of Class B Common Stock not specifying to the contrary will be voted for the election of the candidates for director named below who were nominated by the Nominating Committee of the Company's Board of Directors and for the approval of a change to the Company's Long-Term Incentive Plan (the "LTIP"). See "Other Matters" for a discussion of additional limited discretionary voting authority. A holder of Class B Common Stock who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by furnishing a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

         The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company in person or by telephone by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefor, will also reimburse brokers, nominees, fiduciaries and custodians or persons holding shares of Class B Common Stock in their names or in the names of nominees for their reasonable expenses in forwarding the Company's proxy material to beneficial owners.

         Only holders of Class B Common Stock of record at the close of business on March 7, 2003 are entitled to vote at the Annual Meeting. Each share of Class B Common Stock is entitled to one vote on each matter considered at the Annual Meeting. Except as may be otherwise provided in Sections 1756(b)(1) and (2) of the Pennsylvania Business Corporation Law of 1988 (the "BCL") in the case of adjourned meetings, a majority of the outstanding shares of Class B Common Stock will constitute a quorum at the Annual Meeting for the election of directors, and for approval of the change to the LTIP. Cumulative voting rights do not exist with respect to the election of directors. The 15 candidates for election as a director who receive the largest number of votes cast by the holders of

Class B Common Stock in person or by proxy at the Annual Meeting will be elected as directors. The approval of the change to the LTIP will require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Class B Common Stock. Shares of Class B Common Stock held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker nonvotes, will be treated as not present and not entitled to vote for nominees for election as directors or for approval of the change to the LTIP. Abstentions will be treated as the withholding of authority to vote for nominees for election as directors or for approval of the change to the LTIP. Abstentions from voting and broker nonvotes will have no effect on the election of directors or the approval of the change to the LTIP because they will not represent votes cast at the Annual Meeting.

         As of the close of business on March 7, 2003, the Company had 64,061,106 outstanding shares of Class A Common Stock, which are not entitled to vote on the matters to be acted upon at the Annual Meeting, and 2,890 shares of Class B Common Stock, which have the exclusive right to vote on all matters to be acted upon at the Annual Meeting.

         The H.O. Hirt Trusts collectively own 2,340 shares of Class B Common Stock, which, because such shares represent 80.97% of the outstanding shares of Class B Common Stock, is sufficient to determine the outcome of any matter submitted to a vote of the holders of the Class B Common Stock, assuming all of the shares held by the H.O. Hirt Trusts are voted in the same manner. The trustees of the H.O. Hirt Trusts as of the record date for the Annual Meeting are F. William Hirt ("Mr. Hirt"), Susan Hirt Hagen ("Mrs. Hagen") and Bankers Trust Company of New York, which is also known as Deutsche Bank ("Bankers Trust").

         On March 3, 1999, Bankers Trust filed a petition with the Orphans' Court Division of the Court of Common Pleas of Erie County, Pennsylvania (the "Court") requesting that the Court accept the resignation of Bankers Trust as corporate trustee of the H.O. Hirt Trusts as a result of conflicts of interest that Bankers Trust believed existed as a result of certain insurance operations conducted by Bankers Trust's parent company and affiliates. Also, an affiliate of Bankers Trust, Deutsche Bank, is one of the largest market makers in the Company's Class A Common Stock. On May 7, 1999, the Court issued an Order accepting the resignation of Bankers Trust at such time as the Court appoints a successor corporate trustee. As of the date of this Proxy Statement, two successor corporate trustee candidates: First Union National Bank, which is supported by Mr. Hirt, and Sentinel Trust Company, which is supported by Mrs. Hagen, have presented testimony to the Court in this matter. Subsequent to that testimony, Laurel Hirt, a daughter of Mr. Hirt and a beneficiary of the H.O. Hirt Trusts, filed a petition requesting that the Court also consider a third successor corporate trustee candidate that is not supported by Mr. Hirt. Mr. Hirt has filed a petition objecting to Laurel Hirt's petition. Both Laurel Hirt's and Mr. Hirt's petitions are currently pending.

         The Company does not know whom the Court will appoint as successor corporate trustee, but it is unlikely such appointment will be effective before the Annual Meeting.

         Under the provisions of the H.O. Hirt Trusts, the shares of Class B Common Stock held by the H.O. Hirt Trusts are to be voted as directed by a majority of trustees then in office. If at least a majority of the trustees then in office of both of the H.O. Hirt Trusts vote for the election of the 15 candidates for director named below, who have been nominated by the Nominating Committee of the Company's Board of Directors, and for approval of the change to the LTIP, such candidates will be elected as directors of the Company and the change to the LTIP will be approved, even if all shares of Class B Common Stock other than those held by the H.O. Hirt Trusts are not voted for such candidates or for such approval. The Company has not been advised as of the date of this Proxy Statement, however, how the trustees of the H.O. Hirt Trusts intend to vote at the Annual Meeting.

         Reference is made to "Legal Proceedings" in this Proxy Statement for further information regarding litigation involving the H.O. Hirt Trusts.

         The Company operates predominantly as a provider of management services to Erie Insurance Exchange (the "Exchange"). The Company also operates as a property and casualty insurer through its subsidiaries. Since 1925, the Company has served as the attorney-in-fact for the policyholders of the Exchange. The Exchange is a reciprocal insurance exchange, which is an unincorporated association of individuals, partnerships and corporations that agree to insure one another. Each applicant for insurance from the Exchange signs a subscriber's agreement, which contains an appointment of an attorney-in-fact. As attorney-in-fact, the Company is required to perform certain services relating to the sales, underwriting and issuance of policies on behalf of the Exchange.

         The Exchange and its property and casualty insurance subsidiaries and the Company's three property and casualty insurance subsidiaries (the "Property and Casualty Group") write personal and commercial lines property and casualty coverages exclusively through approximately 8,000 independent agents and pool their underwriting results. The financial results of the Company and the Exchange are not consolidated. As a result of the Exchange's 94.5% participation in the underwriting results of the Property and Casualty Group, the underwriting risk of the Property and Casualty Group's business is largely borne by the Exchange.

         The Company charges the Exchange a management fee calculated as a percentage, limited to 25%, of the direct written premiums of the Property and Casualty Group. Management fees accounted for 77%, 78% and 74%, respectively, of the Company's revenues for the three years ended December 31, 2002, 2001 and 2000. The management fee rate was 25% in each of those years, and is currently 24%.

         The Company's property and casualty insurance subsidiaries are Erie Insurance Company ("Erie Insurance Co."), Erie Insurance Company of New York ("Erie NY") and Erie Insurance Property & Casualty Company ("EI P&C"). In addition, the Company holds investments in both affiliated and unaffiliated entities, including a 21.6% interest in the common stock ("EFL Common Stock") of Erie Family Life Insurance Company ("EFL"), a life insurance company. The Exchange has a 53.5% interest in the EFL Common Stock.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of February 28, 2003 the amount of the outstanding Class A Common Stock and Class B Common Stock of the Company and shares of EFL Common Stock beneficially owned by (i) each person who is known by the Company to own beneficially more than

5% of the Company's Class A Common Stock or Class B Common Stock or EFL Common Stock, (ii) each director and candidate for director nominated by the Nominating Committee, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.


                                                                                                                       Percent of
                              Shares of Class       Percent of      Shares of Class     Percent of      Shares of EFL  Outstanding
                              A Common Stock       Outstanding      B Common Stock      Outstanding     Common Stock      EFL
     Name of Individual       Beneficially          Class A         Beneficially         Class B        Beneficially     Common
    or Identity of Group       Owned(1)(2)         Common Stock(3)   Owned(1)(2)       Common Stock(3)  Owned(1)(2)     Stock(3)
    --------------------      ----------------     ---------------  ---------------    ---------------  -------------  ------------



5% or Greater Holders:

Black Interests
Limited Partnership(4)
  Erie, Pennsylvania            5,726,250                 8.94%           390              13.49%                 ---        ---

Samuel P. Black, III(4)(5)*
  Erie, Pennsylvania            5,880,430                 9.18%           410              14.19%         110,012(14)      1.16%

Hagen Family
Limited Partnership(6)
  Erie, Pennsylvania           10,092,900                15.76%             1                 ---         154,182          1.63%

H.O. Hirt Trusts(7)
  Erie, Pennsylvania                  ---                   ---         2,340              80.97%                 ---        ---

Susan Hirt Hagen(6)(7)(8)*
  Erie, Pennsylvania           16,752,130                26.15%         2,353              81.42%         154,482(15)        ---

Hirt Family Limited
Partnership(9)
  Erie, Pennsylvania           11,830,000                18.47%           ---                 ---         166,934          1.77%

F. William Hirt(7)(9)(10)*
  Erie, Pennsylvania           12,718,690                19.85%         2,360              81.66%         167,034(16)        ---

Erie Insurance Exchange
  Erie, Pennsylvania                  ---               ---               ---             ---           5,055,562         53.50%

Erie Indemnity Company
  Erie, Pennsylvania                  ---               ---               ---             ---           2,043,900         21.63%

Directors  and  Nominees for
Director(11):

Kaj Ahlman                            ---               ---               ---             ---                 ---        ---
John T. Baily                         ---               ---               ---             ---                 ---        ---
J. Ralph Borneman, Jr.*            50,430               ---               ---             ---               1,536        ---
Wilson C. Cooney                      ---               ---               ---             ---                 ---        ---
Patricia Garrison-Corbin*             530               ---               ---             ---                 ---        ---
John R. Graham                        ---               ---               ---             ---                 ---        ---
C. Scott Hartz                        ---               ---               ---             ---                 ---        ---
Samuel P. Katz*                       930               ---               ---             ---                 ---        ---
Claude C. Lilly, III*                 930               ---               ---             ---                 ---        ---
Jeffrey A. Ludrof*                  5,223               ---               ---             ---                 100        ---
Henry N. Nassau*                    1,030               ---               ---             ---                 ---        ---
John M. Petersen(12)*           2,260,467                 3.53%             1             ---              92,141(17)    ---
Jan R. Van Gorder*                124,911               ---                 1             ---                  75(18)    ---
Robert C. Wilburn*                  2,430               ---               ---             ---                 500        ---


                                                                                                                       Percent of
                              Shares of Class       Percent of      Shares of Class     Percent of      Shares of EFL  Outstanding
                              A Common Stock       Outstanding      B Common Stock      Outstanding     Common Stock      EFL
     Name of Individual       Beneficially          Class A         Beneficially         Class B        Beneficially     Common
    or Identity of Group       Owned(1)(2)         Common Stock(3)   Owned(1)(2)       Common Stock(3)  Owned(1)(2)     Stock(3)
    --------------------      ----------------     ---------------  ---------------    ---------------  -------------  ------------

Executive Officers(13):

John J. Brinling, Jr.              17,332               ---               ---             ---               1,260(19)    ---
Philip A. Garcia                   92,489               ---               ---             ---               1,275        ---
Douglas F. Ziegler                107,000               ---               ---             ---                 570        ---
All Directors, Nominees for
  Director and Executive
  Officers as a Group
  (22 persons)                 38,017,206                59.35%         2,785              96.37%         529,069          5.60%

-------------
*            Represents incumbent director.

(1)          Information furnished by the named persons.

(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of securities if the person has, or shares, "voting power" (which includes the power to vote, or to direct the voting of, such securities) or "investment power" (which includes the power to dispose, or to direct the disposition, of such securities). Under these rules, more than one person may be deemed to be the beneficial owner of the same securities. Securities beneficially owned also include securities owned jointly, in whole or in part, or individually by the person's spouse, minor children or other relatives who share the same home. The information set forth in the above table includes all shares of Class A Common Stock and Class B Common Stock and all shares of EFL Common Stock over which the named individuals, individually or together, share voting power or investment power. The table does not reflect shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock, each of which is currently convertible into 2,400 shares of Class A Common Stock.

(3)          Less than 1% unless otherwise indicated.

(4) Mr. Black is the managing general partner and a limited partner of the Black Interests Limited Partnership. Mr. Black has the right to vote the shares held by the Black Interests Limited Partnership. If all of the 390 shares of Class B Common Stock beneficially owned by the Black Interests Limited Partnership were converted into Class A Common Stock, the maximum number of shares of Class A Common Stock that the Black Interests Limited Partnership could be deemed to own beneficially would be 6,662,250 shares of Class A Common Stock, or 10.25% of the then outstanding shares of Class A Common Stock.

(5) Mr. Black owns 130,180 shares of Class A Common Stock directly and 24,000 shares of Class A Common Stock indirectly through Samuel P. Black & Associates, Inc., of which Mr. Black is President and for which Mr. Black has the right to vote the shares. Mr. Black also owns 10 shares of Class B Common Stock directly and 10 shares of Class B Common Stock indirectly as executor of his father's estate. Mr. Black's beneficial ownership of Class A Common Stock and Class B Common Stock also includes the 5,726,250 shares of Class A Common Stock and the 390 shares of Class B Common Stock owned by the Black
             Interests Limited Partnership as described in footnote (4). The maximum number of shares of Class A Common Stock that Mr. Black could be deemed to own beneficially, including shares of Class A Common Stock issuable upon conversion of Class B Common Stock, would be 6,864,430 shares of Class A Common Stock, or 10.55% of the then outstanding shares of Class A Common Stock.

(6) Mrs. Hagen and her husband, Thomas B. Hagen, are limited partners of the Hagen Family Limited Partnership and Mr. Hagen is the general partner. As the general partner of the Hagen Family Limited Partnership, Mr. Hagen has sole voting power and investment power over the shares owned by the partnership. If the shares of Class B Common Stock beneficially owned by the Hagen Family Limited Partnership were converted into Class A Common Stock, the maximum number of shares of Class A Common Stock that the Hagen Family Limited Partnership could be deemed to own beneficially would be 10,095,300 shares of Class A Common Stock, or 15.76% of the then outstanding shares of Class A Common Stock.

(7) There are two H.O. Hirt Trusts, one for the benefit of Mr. Hirt and one for the benefit of Mrs. Hagen. Each of the H.O. Hirt Trusts is the record owner of 1,170 shares of Class B Common Stock, or 40.48% of the outstanding shares of Class B Common Stock. The trustees of the H.O. Hirt Trusts as of the date of this Proxy Statement are Mr. Hirt, Mrs. Hagen and Bankers Trust. Mr. Hirt and Mrs. Hagen, who are brother and sister, are each deemed the beneficial owner of the 2,340 shares of Class B Common Stock held by the H.O. Hirt Trusts and, as Co-Trustees, along with Bankers Trust, have shared voting power over the 2,340 shares of Class B Common Stock held by the H.O. Hirt Trusts. If all 2,340 shares of Class B Common Stock the H.O. Hirt Trusts own were converted into Class A Common Stock, the maximum number of shares of Class A Common Stock that could be deemed beneficially owned by the H.O. Hirt Trusts would be 5,616,000 shares of Class A Common Stock, or 8.06% of the then outstanding shares of Class A Common Stock.


(8) Mrs. Hagen owns 730 shares of Class A Common Stock directly and 6,658,500 shares of Class A Common Stock indirectly through a revocable trust of which Mrs. Hagen was the grantor and is the sole trustee and beneficiary. Mrs. Hagen owns 12 shares of Class B Common Stock directly. Also included are the 10,092,900 shares of Class A Common Stock and one share of Class B Common Stock owned by the Hagen Family Limited Partnership as described in footnote (6) and the 2,340 shares of Class B Common Stock owned by the H.O. Hirt Trusts as described in footnote (7). Thomas B. Hagen, Mrs. Hagen's husband, disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by Mrs. Hagen. Mrs. Hagen disclaims beneficial ownership of the 5,100 shares of Class A Common Stock and three shares of Class B Common Stock owned by Mr. Hagen and such shares are not reported in the table. The maximum number of shares of Class A Common Stock that could be deemed beneficially owned by Mrs. Hagen, Mr. Hagen and the Hagen Family Limited Partnership, including shares of Class A Common Stock issuable upon conversion of Class B Common Stock, would be 22,411,630 shares of Class A Common Stock, or 32.15% of the then outstanding shares of Class A Common Stock.

(9) Mr. Hirt is the general and a limited partner of the Hirt Family Limited Partnership. As the general partner of the Hirt Family Limited Partnership, Mr. Hirt has the sole right to vote such shares.

(10)         Mr. Hirt owns 888,690 shares of Class A Common Stock directly. Mr.
             Hirt also owns 20 shares of Class B Common Stock directly. Mr. Hirt's beneficial ownership of Class A Common Stock and Class B Common Stock also includes the 11,830,000 shares of Class A Common Stock owned by the Hirt Family Limited Partnership as described in footnote (9) and the 2,340 shares of Class B Common Stock owned by the H.O. Hirt Trusts as described in footnote (7). Mr. Hirt disclaims beneficial ownership of the 888,260 shares of Class A Common Stock owned by his wife, Audrey Hirt, and such shares are not reported in the table. The maximum number of shares of Class A Common Stock that could be deemed beneficially owned by Mr. Hirt, Mrs. Hirt and the Hirt Family Limited Partnership, including shares of Class A Common Stock issuable upon conversion of Class B Common Stock, would be 19,270,950 shares of Class A Common Stock, or 27.65% of the then outstanding shares of Class A Common Stock.

(11)         Excludes directors listed under "5% or Greater Owners."

(12) Mr. Petersen disclaims beneficial ownership of 120,000 shares of Class A Common Stock owned by his wife, Gertrude E. Petersen, which have been included in the total listed herein. The total also includes 200,000 shares held by the Petersen Family Limited Partnership. Mr. Petersen is the general partner of the Petersen Family Limited Partnership and has the sole right to vote such shares.

(13) Excludes executive officers listed under "Directors." Also excludes 28,432 shares owned by the estate of Stephen A. Milne, who served as Chief Executive Officer of the Company until January 2002 and as a director until July 2002, and 4,588 shares owned by Mr. Milne's wife. Mr. Milne died in September 2002.

(14) Mr. Black owns 2,730 shares indirectly through Samuel P. Black & Associates, Inc., of which Mr. Black is President. The 110,012 shares also include 1,000 shares owned indirectly by Mr. Black as executor of his father's estate; 41,803 shares owned indirectly by Mr. Black through the Samuel P. Black, Jr. 1996 Charitable Remainder Unitrust of which Mr. Black is a beneficiary and 60,000 shares owned indirectly by Mr. Black through the Black Family Foundation of which Mr. Black is an officer. Mr. Black directly owns 4,479 shares.

(15) Includes 300 shares owned directly by Mrs. Hagen and 154,182 shares owned indirectly by Mrs. Hagen through the Hagen Family Limited Partnership as described in footnote (6). Mrs. Hagen disclaims beneficial ownership of 300 shares held by Thomas B. Hagen, Mrs. Hagen's husband, and these shares are not included in the table.

(16) Mr. Hirt owns 100 shares directly and 166,934 shares indirectly through the Hirt Family Limited Partnership as described in footnote (9).

(17) Of this total, 30,000 shares are held by Mr. Petersen's wife, Gertrude E. Petersen, as to which Mr. Petersen disclaims beneficial ownership.

(18) Of this total, 30 shares are held directly by Mr. Van Gorder and each of his three sons owns 15 shares.

(19) Includes 630 shares held directly by Mr. Brinling, 315 shares held in an IRA for Mr. Brinling and 315 shares held in an IRA for his wife.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires that the officers and directors of a corporation that has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own 10% or more of a class of equity securities of such a corporation, file reports of ownership of such securities, as well as statements of changes in such ownership, with the corporation and the SEC. Except as provided below, based upon written representations received by the Company from its officers and directors and 10% or greater shareholders, and the Company's review of filings made with the Company by its officers and directors and 10% or greater shareholders during 2002, the Company believes that all such filings required during 2002 were made on a timely basis. A Form 5 Report was required to be filed in February 2003 by Stephen A. Milne, the Company's Chief Executive Officer until January 2002 and a director until July 2002, with respect to his receipt of shares under the LTIP in 2002. Mr. Milne died in September 2002. The Company filed the report on behalf of Mr. Milne in March 2003 to correct the deficiency. Eric D. Root, Senior Vice President of the Company, untimely filed a Form 4 Report on January 9, 2003 for one sale of Class A Common Stock sold on December 23, 2002. Mr. Hirt, the Chairman of the Company's Board of Directors, untimely filed a Form 4 Report on January 2, 2003 for 16 separate gifts of Class A Common Stock, all of which were made on December 23, 2002.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Introduction

         The election of directors of the Company by the holders of its Class B Common Stock is governed by provisions of the Pennsylvania Insurance Holding Companies Act in addition to provisions of the BCL, the Pennsylvania Associations Code and the Company's Bylaws. The following discussion summarizes these statutory provisions and describes the process undertaken by the Nominating Committee in connection with the nomination of candidates for election as directors by the holders of Class B Common Stock at the Annual Meeting.

Background of the Company's Nominating Committee

         Section 1405(c)(4) of the Pennsylvania Insurance Holding Companies Act, which is applicable to the Company, provides that the board of directors of a domestic insurer shall establish one or more committees comprised solely of directors who are not officers or employees of the insurer or of any entity controlling, controlled by or under common control with the insurer and who are not beneficial owners of a controlling interest in the voting stock of the insurer or any such entity, and that such committee or committees shall have responsibility for recommending the selection of the insurer's independent certified public accountants, reviewing the insurer's financial condition, the scope and results of the insurer's independent audit and any internal audit, nominating candidates for director for election by the shareholders, evaluating the performance of officers deemed to be principal officers of the insurer and recommending to the board of directors the selection and compensation of the principal officers.

         Section 3.09 of the Company's Bylaws is consistent with this statutory provision and provides that (i) the Company's Board of Directors shall appoint annually a Nominating Committee that shall consist of not less than three directors who are not officers or employees of the Company or of any entity controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting securities of the Company and (ii) the Nominating Committee shall, prior to each annual meeting of shareholders, determine and nominate candidates for the office of director of the Company to be elected by the shareholders to serve terms as established by the Bylaws and until their successors are elected.

         In accordance with this Bylaw provision, on April 30, 2002, the Company's Board of Directors designated a Nominating Committee consisting of John M. Petersen, Chair, Samuel P. Black, III, J. Ralph Borneman, Jr., Patricia Garrison-Corbin and Robert C. Wilburn. None of these persons is an officer or employee of the Company or of any entity controlling, controlled by or under common control with the Company or a beneficial owner of a controlling interest in the voting stock of the Company or any such entity.

Establishment of Shareholder Nominating Procedures

         On August 16, 1999, the Company's Board of Directors voted to amend the Company's Bylaws by adding Section 2.07(a) to the Company's Bylaws for the purpose of establishing a fair and reasonable procedure by which any holder of Class A Common Stock or Class B Common Stock could propose to the Nominating Committee one or more persons whom the shareholder believes would be an appropriate candidate for nomination by the Nominating Committee for election as a director by the holders of Class B Common Stock at a forthcoming meeting of shareholders at which directors are to be elected. The Company believes such a procedure is an important shareholder right, and that proposals from shareholders assist the Nominating Committee in the exercise of its responsibility to nominate candidates for election as directors by the holders of Class B Common Stock. Section 2.07(a) of the Company's Bylaws establishes a time period in which any such proposal must be submitted, and specifies the information required to be submitted about any person so proposed in order that the Nominating Committee has adequate time and information to review the information submitted, interview the proposed candidate if the Nominating Committee so desires and determine whether to nominate the person proposed as a candidate for election as a director by the holders of Class B Common Stock.

         Under Section 2.07(a) of the Company's Bylaws, the names of persons proposed to the Nominating Committee and the requisite supporting information in respect of directors to be elected by shareholders at the Annual Meeting were required to be submitted not before December 2, 2002 and not later than January 1, 2003.

         Mrs. Hagen, by a letter to the Company dated December 30, 2002, proposed the following 12 persons: Kenneth B. Frank, Susan Hirt Hagen, Michael
H. Hershock, Louis V. Imundo, Jr., Claude C. Lilly, III, Henry N. Nassau, Ajay Patel, Richard J. Pinola, William Schwartz, William H. Starbuck, Richard L. Stover and Daniel J. Whelan (collectively, the "Hagen Nominees"), for consideration by the Nominating Committee for nomination as candidates for election as directors by holders of Class B Common Stock at the Annual Meeting. Of the Hagen Nominees, Mrs. Hagen and Messrs. Lilly and Nassau are currently directors of the Company and Mrs. Hagen and Mr. Lilly have been nominated for re-election by the Nominating Committee. Mrs. Hagen's letter stated, however, that if any of the incumbent independent directors are not nominated by the Nominating Committee when it announces its slate, Mrs. Hagen reserves the right to renominate any or all of them at the Annual Meeting. Mrs. Hagen also stated that, in the event that the size of the Board is increased beyond 13, Mrs. Hagen reserves the right to propose additional candidates for the consideration of the Nominating Committee and the shareholders. See "Mrs. Hagen's Shareholder Proposals".

         Mr. Hirt, by a letter to the Company dated December 10, 2002, proposed Cyrus R. Wellman for consideration by the Nominating Committee for nomination as a candidate for election as director by shareholders at the Annual Meeting. Jeffrey A. Ludrof, by a letter to the Company dated December 30, 2002, proposed John R. Graham for consideration by the Nominating Committee for nomination as a candidate for election as director by shareholders at the Annual Meeting.

Actions Taken by the Nominating Committee

         The Nominating Committee met on March 7, 2003 for the purpose of nominating candidates for election as directors by the holders of Class B Common Stock at the Annual Meeting. The Nominating Committee recommended to the Board of Directors that the size of the Company's Board of Directors be increased to 15 persons and the Nominating Committee nominated persons for election as directors by the holders of Class B Common Stock at the Annual Meeting of whom ten are currently directors of the Company (Samuel P. Black, III, J. Ralph Borneman, Jr., Patricia Garrison-Corbin, Mrs. Hagen, Mr. Hirt, Samuel P. Katz, Claude C. Lilly, III, Jeffrey A. Ludrof, Jan R. Van Gorder and Robert C.
Wilburn) and of whom five are not currently directors of the Company (Kaj Ahlman, John T. Baily, Wilson C. Cooney, John R. Graham and C. Scott Hartz).

         On March 11, 2003, the Board of Directors accepted the Report of the Nominating Committee and approved the nomination by the Nominating Committee of the 15 candidates for election as directors by the holders of Class B Common Stock at the Annual Meeting set forth under "Candidates for Election."


Candidates for Election

         The Company's Bylaws provide that the Board of Directors shall consist of not less than 7, nor more than 16, directors, with the exact number to be fixed from time to time by resolution of the Board of Directors. The Board of Directors has, by resolution, set the number of directors to be elected at the Annual Meeting at 15.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below, all of whom are currently Directors of the Company with the exception of Kaj Ahlman, John T. Baily, Wilson C. Cooney, John R. Graham and C. Scott Hartz, each of whom was nominated for election as a director by the Nominating Committee of the Board of Directors. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by the Nominating Committee of the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority vote of the directors then remaining in office until the next succeeding annual meeting of the Company's shareholders.

         The names of the candidates for director nominated by the Nominating Committee, together with certain information regarding them, are as follows:


                                                                                                     Director
                                  Age                    Principal Occupation                         of the
                                 as of                  for Past Five Years and                      Company
          Name                   4/1/03             Positions with Erie Insurance Group               Since
-----------------------       ----------            ------------------------------------            --------

Kaj Ahlman                         52               Chairman and Chief Executive  Officer,             ---
                                                    Inreon,  internet reinsurance  venture,
                                                    2001 to  present;  Vice  Chairman,
                                                    E.W. Blanch Holdings, Inc., 1999 to 2001;
                                                    Chief Executive Officer,  Employers
                                                    Reinsurance Company, 1993 to 1999.



John T. Baily                      59               Retired since December 31, 2002; President,       ---
                                                    Swiss Re Capital Partners, 1999 to 2002;
                                                    Partner, PricewaterhouseCoopers LLP,
                                                    Chicago, IL, 1976 to 1999.

Samuel P. Black, III               61               President,  Treasurer  and  Secretary,            1997
(1)(3)(4)(5)                                        Samuel P. Black & Associates,  Inc.,
                                                    insurance  agency,  with which he has
                                                    been associated since 1973; Director,
                                                    the Company,  Erie Insurance Co., EFL,
                                                    Flagship City Insurance Company ("Flagship")
                                                    and EI P&C.


J. Ralph Borneman, Jr. CIC       64                 President  and  Chief  Executive                  1992
(3)(4)                                              Officer,  Body-Borneman  Associates,
                                                    Inc., insurance agency; President,
                                                    Body-Borneman,  Ltd. and Body-Borneman,
                                                    Inc.,  insurance agencies  since 1967;
                                                    Director,  the Company,  EFL, Erie
                                                    Insurance Co., Erie NY and National Penn
                                                    Bancshares.


                                                                                                     Director
                                  Age                    Principal Occupation                         of the
                                 as of                  for Past Five Years and                      Company
          Name                   4/1/03             Positions with Erie Insurance Group               Since
-----------------------       ----------            ------------------------------------            --------



Wilson C. Cooney                 68                 Chairman, ForcesGroup, Ltd., insurance            ---
                                                    and financial services group, 1999 to
                                                    present; Chairman, Cooney Group,
                                                    LLC, leadership and business consulting,
                                                    1999 to present; Deputy Chief Executive
                                                    Officer, United Services Automobile
                                                    Association, 1998 to 1999; President -
                                                    Property/Casualty Group, United
                                                    Services Automobile Association, 1995 to
                                                    1998.

Patricia Garrison-Corbin         55                 Founder, President and Chief Executive            2000
(2)(4)(6C)                                          Officer of P.G. Corbin & Company, Inc.,
                                                    financial advisory and investment management
                                                    services for municipalities, since
                                                    1986; Director, the Company, Erie Insurance
                                                    Co., EFL and P.G. Corbin Asset Management,
                                                    Inc.



John R. Graham                   57                 Executive-in-Residence and Professor of           --
                                                    Finance, College of Business Administration,
                                                    Kansas State University, 2000 to present;
                                                    Chairman of the Board of Directors,
                                                    President and Chief Executive Officer,
                                                    Graham Capital Management, Inc., 1997 to
                                                    present; Owner, Graham Ventures, business
                                                    consulting and education services,
                                                    1970 to present; Chief Executive Officer,
                                                    Kansas Farm Bureau Financial Services, KFB
                                                    Life Insurance Company, Farm Bureau Mutual
                                                    Insurance Company, KFB Insurance Company
                                                    and FB Services Insurance Agency, 1979 to
                                                    1999; Chairman of the Board and Chief
                                                    Executive Officer, FB  Capital Management
                                                    of Kansas, a registered investment
                                                    advisor, 1994 to 1999.

Susan Hirt Hagen                 67                 Managing Partner, Hagen, Herr &                   1980
(1)(5C)                                             Peppin, Group Relations Consultants,
                                                    from 1990 until it discontinued operations
                                                    in 1999; Co-Trustee of the H.O. Hirt
                                                    Trusts; Director, the Company, EFL and Erie
                                                    Insurance Co.; Mrs. Hagen has
                                                    focused more of her time and

                                                                                                     Director
                                  Age                    Principal Occupation                         of the
                                 as of                  for Past Five Years and                      Company
          Name                   4/1/03             Positions with Erie Insurance Group               Since
-----------------------       ----------            ------------------------------------            --------
                                                    efforts since 1999 fulfilling her
                                                    responsibilities as Co-Trustee
                                                    of the H.O. Hirt Trusts, a position held since
                                                    1967 and as Director of the Company and its
                                                    subsidiaries; Mrs. Hagen  also engages in
                                                    private investment, community leadership
                                                    and philanthropic activities.

C. Scott Hartz                   57                 Consultant, Hartz Group, IT and technology        ---
                                                    consulting, 2002 to present; Chief Executive
                                                    Officer, PwC Consulting, 1995 to 2002.


F. William Hirt, CPCU            77                 Chairman of the Board of the Company, EFL,        1965
(1C)(5)                                             Erie Insurance Co., EI P&C and Flagship
                                                    since September 1993; Chairman of the
                                                    Board of Erie NY since April 1994;
                                                    Chairman of the Executive Committee of
                                                    the Company and EFL since November 1990;
                                                    Interim President and Chief Executive Officer
                                                    of the Company, EFL, Erie Insurance
                                                    Co., EI P&C, Flagship and Erie NY from
                                                    January 1, 1996 to February 12, 1996;
                                                    Chairman of the Board, Chief Executive
                                                    Officer and Chairman of the Executive
                                                    Committee of the Company, EFL and Erie
                                                    Insurance Co. for more than five years
                                                    prior thereto; Co-Trustee of the H.O. Hirt
                                                    Trusts; Director, the Company, EFL,
                                                    Erie Insurance Co., Erie NY, EI P&C and
                                                    Flagship.


Samuel P. Katz                   53                 Former CEO,  Greater Philadelphia                 2000
(2)(3)                                              First, a business
                                                    leadership and civic organization,
                                                    July 2000 to January 2003;
                                                    President, EnterSport Capital Advisors,
                                                    Inc., a private investment
                                                    and consulting firm,
                                                    September 1997 to present;
                                                    President, Wynnefield
                                                    Capital Advisors, Inc., a
                                                    fund manager of a private
                                                    equity venture fund,
                                                    September 1997 to present;
                                                    Partner, Stafford Capital
                                                    Partners, L.P., investment
                                                    partnership and developer,
                                                    1994 to 1997; Co-Chief
                                                    Executive Officer,

                                                                                                     Director
                                  Age                    Principal Occupation                         of the
                                 as of                  for Past Five Years and                      Company
          Name                   4/1/03             Positions with Erie Insurance Group               Since
-----------------------       ----------            ------------------------------------            --------
                                                    Public
                                                    Financial Management, Inc.,
                                                    a municipal finance and
                                                    investment advisor, 1976 to
                                                    1994; Director, the Company,
                                                    Erie Insurance Co., EFL and
                                                    Hershey Entertainment and
                                                    Resorts Co.


Claude C. Lilly, III,            56                 Dean, Belk College of Business                    2000
Ph.D., CPCU, CLU                                    Administration,University of North
(2)                                                 Carolina Charlotte, July 1998 to
                                                    present; James H. Harris Chair of
                                                    Risk Management and Insurance, Belk
                                                    College of Business Administration,
                                                    University of North Carolina Charlotte,
                                                    August 1997 to present; Chief
                                                    Executive Officer, Quinstone, Inc.,
                                                    manufacturing, August 1995 to
                                                    January 1996; Professor of
                                                    Risk Management, Florida State
                                                    University 1981 to August
                                                    1997; Director, the Company, Erie
                                                    Insurance Co. and EFL.



Jeffrey A. Ludrof                43                 President and Chief Executive                     2002
(1)(6)                                              Officer of the Company,
                                                    EFL, Erie Insurance Co., Erie
                                                    NY, EI P&C and Flagship
                                                    since May 8, 2002; Executive
                                                    Vice President - Insurance
                                                    Operations of the Company,
                                                    Erie Insurance Co., Erie NY,
                                                    EI P&C and Flagship from
                                                    1999 to May 7, 2002; Senior
                                                    Vice President of the
                                                    Company, Erie Insurance Co.,
                                                    Erie NY, EI P&C and Flagship
                                                    from 1994 to 1999; an
                                                    officer in various
                                                    capacities from 1989 to
                                                    1994; Director of the
                                                    Company, Erie Insurance Co.,
                                                    EFL, Erie NY, EI P&C and
                                                    Flagship.

Jan R. Van Gorder, Esq.          55                 Senior  Executive Vice  President,                1990
(6)                                                 Secretary and General
                                                    Counsel of the Company,  EFL and
                                                    Erie Insurance Co. since
                                                    1990, and of Flagship and EI
                                                    P&C since 1992 and 1993,
                                                    respectively and of Erie NY
                                                    since April 1994; Acting
                                                    President and Chief
                                                    Executive Officer of the
                                                    Company, EFL, Erie Insurance
                                                    Co., Flagship, Erie NY and
                                                    EI P&C from January 2002 to
                                                    May

                                                                                                     Director
                                  Age                    Principal Occupation                         of the
                                 as of                  for Past Five Years and                      Company
          Name                   4/1/03             Positions with Erie Insurance Group               Since
-----------------------       ----------            ------------------------------------            --------
                                                    2002; Senior Vice
                                                    President, Secretary and
                                                    General Counsel of the
                                                    Company, EFL and Erie
                                                    Insurance Co. for more than
                                                    five years prior thereto;
                                                    Director, the Company, EFL,
                                                    Erie Insurance Co.,
                                                    Flagship, EI P&C and Erie
                                                    NY.


Robert C. Wilburn                59                 President and Chief Executive                     1999
(2C)(3C)(4)(6)                                      Officer, Gettysburg
                                                    National Battlefield Museum
                                                    Foundation  since  2000;
                                                    Distinguished Service
                                                    Professor, Carnegie Mellon
                                                    University since 1999;
                                                    President and Chief
                                                    Executive Officer, Colonial
                                                    Williamsburg Foundation from
                                                    1992 to 1999; President,
                                                    Carnegie Institute Library
                                                    of Pittsburgh from 1984 to
                                                    1992; Director, the Company,
                                                    Erie Insurance Co. and EFL.

-----------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Executive Compensation and Development Committee.
(4) Member of the Nominating Committee.
(5) Member of the Charitable Giving Committee.
(6) Member of the Investment Committee.
 C  Designates Committee Chairperson.

         The Board of Directors met nine times in 2002. The standing committees of the Company's Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation and Development Committee, the Nominating Committee, the Charitable Giving Committee and the Investment Committee.

         The Executive Committee, which met twice during 2002, has the authority, subject to certain limitations, to exercise the power of the Board of Directors between regular meetings.

         The Audit Committee, which met seven times in 2002, has the responsibility, consistent with the Pennsylvania Insurance Company Law and the Sarbanes-Oxley Act of 2002, for the selection of independent public accountants, reviewing the scope and results of the audit and reviewing the adequacy of the Company's accounting, financial, internal and operating controls.

         The Executive Compensation and Development Committee, which met twice in 2002, has responsibility, consistent with Section 1405(c)(4) of the Pennsylvania Insurance Holding Companies Act and the Company's Bylaws, for recommending to the Board of Directors, at least annually, the compensation of the three highest paid officers of the Company and such other officers as the Board of Directors may designate, recommending all forms of direct compensation, including any incentive programs, that would be appropriate for management and employees of the Company and such other responsibilities as the Board of Directors may designate. See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

         The Nominating Committee, which met twice in 2002, has responsibility, consistent with Section 1405(c)(4) of the Pennsylvania Insurance Holding Companies Act and the Company's Bylaws, for conducting searches for and the nomination of a slate of candidates to stand for election to the Board of Directors at the Company's annual meetings of shareholders and to nominate candidates to fill vacancies on the Board of Directors between annual meetings of shareholders.

         The Charitable Giving Committee, which met twice in 2002, has responsibility for recommending to the Chief Executive Officer charitable gifts by the Company within a budgetary limit established by the Board of Directors.

         The Investment Committee, which met six times in 2002, has responsibility to assist the Company's Board of Directors in its general oversight of the investments of the Company.

         All directors hold office until their respective successors are elected or until their earlier death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships between any directors or executive officers of the Company, except that Mr. Hirt, Chairman of the Board, Chairman of the Executive Committee and a director, is the brother of Mrs. Hagen, a director.

         During 2002, each director attended more than 75% of the number of meetings of the Board of Directors and the standing committees of the Board of Directors of which such director was a member.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 15 CANDIDATES FOR DIRECTOR NOMINATED BY THE NOMINATING COMMITTEE.


                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 2002, 2001 and 2000 to each person who served as the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during 2002 for services rendered in all capacities to the Company, EFL, the Exchange and their subsidiaries and affiliates who allocate total compensation costs among themselves according to various formulas. The Company's share of total compensation expense in 2002 was 65.32%. Dollar amounts indicated are pre-individual income taxes.


                           SUMMARY COMPENSATION TABLE


                                            Annual Compensation                    Long-Term Compensation
                                            -------------------                    ----------------------
                                                                                    Awards    Payouts
                                                                                   --------  ---------
         Name and                                                Other Annual     Restricted    LTIP         All Other
         Principal                                               Compensation       Stock     Payments      Compensation
         Position           Year       Salary($) Bonus($)(1)           ($)(2)    Awards($)(3)  ($)(4)          ($)(5)
         --------           ----    -----------  -----------  ----------------    -----------   ----------  ----------------


Milne, Stephen A. (6)        2002      78,470       154,391         5,733                 0      984,479(8)  17,265,749(6)
President and Chief          2001     741,103       592,204        14,247           411,881      308,160         79,555
Executive Officer            2000     677,606       627,417         5,913           162,971       73,476         74,145

Ludrof, Jeffrey A.(7)        2002     521,544       560,106         4,380            85,284      102,927(8)      38,588
President and Chief          2001     309,463       202,971         2,534            65,125       63,042         19,023
Executive Officer            2000     273,985       203,145         1,362            48,173       21,715         18,265

Van Gorder, Jan R.           2002     476,675       311,255         9,587           120,927      177,740(8)      36,135
Senior Executive Vice        2001     384,211       250,193         6,020           122,591      122,692         32,564
President, Secretary and     2000     359,167       268,681         4,120            97,002       43,726         28,046
General Counsel

Garcia, Philip A.            2002     314,057       231,741         5,350            86,625      107,146(8)      12,563
Executive Vice President     2001     280,457       184,102         3,397            76,441       66,777         18,148
and Chief Financial          2000     262,177       198,593         1,813            45,222       20,398         14,809
Officer

Brinling, Jr., John J.       2002     281,836       180,928         5,983            85,610      121,103(8)      31,252
Executive Vice President     2001     260,408       147,452         2,688            81,830       82,350         30,040
                             2000     248,530       160,129         2,246            64,807       30,780         29,375

Ziegler, Douglas F.          2002     258,848       170,621         4,386            45,833       84,960(8)      10,354
Senior Vice President,       2001     229,471        95,767         3,658            69,474       64,986          9,179
Treasurer and Chief          2000     214,081       107,430         2,244            47,785       21,554          6,403
Investment Officer
------------

(1) The amounts indicated in the "Bonus" column above represent amounts earned by the named executives during 2002 under the Company's Annual Incentive Plan. The purpose of the Annual Incentive Plan is to promote the best interests of the Exchange while enhancing shareholder value of the Company by basing a portion of selected employees' compensation on the performance of such employee and the Company. Performance measures are established by the Executive Compensation Committee based on the attainment of individual performance goals and the Company's financial goals compared to a selected peer group. The amounts indicated include reimbursement for minor perquisites in the amounts of $4,598, $10,634, $11,365, $8,739, $7,069 and $0 in 2002, $13,403, $8,693, $11,339, $9,749,
             $8,594 and $0 in 2001 and $16,708, $9,253, $10,696, $10,274,
             $14,771 and $0 in 2000 for Messrs. Milne, Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively. The 2002 amount for Mr. Milne also includes compensation for unused vacation paid upon retirement in the amount of $143,621.

(2) Amounts indicated in the "Other Annual Compensation" column include the taxable value of group life insurance policies in excess of $50,000 and the associated tax reimbursement for the named executive officers. Amounts also include dividends paid on shares under the LTIP.

(3) The "Restricted Stock Awards" column represents LTIP benefits expressed in dollar amounts using the closing price of the Class A Common Stock as of the end of the respective year ($36.26 at December 31, 2002, $38.49 at December 31, 2001 and $29.81 at
             December 31, 2000) that remain restricted at the end of the year. The number of shares awarded for Messrs. Milne, Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively, were: 0, 2,352, 3,335, 2,389, 2,361 and 1,264 for 2002, 10,701, 1,692, 3,185, 1,986, 2,126
             and 1,805 for 2001 and 5,467, 1,616, 3,254, 1,517, 2,174 and 1,603
             for 2000. See "Long-Term Incentive Plan" for a detailed description of the LTIP. LTIP dividends earned in the current year are reported in "Other Annual Compensation" when paid or in "All Other Compensation" when deferred.

(4) The "LTIP Payments" column represents LTIP benefits that became unrestricted at the end of the year. The shares for 2000 were distributed in January 2001, the shares for 2001 were distributed in January 2002 and the shares for 2002 were distributed in January 2003. All of such shares were valued using the actual share price at the time of distribution. The number of shares distributed after withholding for income taxes for 2002 for Messrs. Ludrof, Van Gorder, Garcia, Brinling and Ziegler were 2,830, 2,744, 1,654, 2,257 and 1,311, respectively. The number of shares distributed after withholding for income taxes for Messrs. Milne, Ludrof, Van Gorder, Garcia, Brinling and Ziegler were 4,539, 928, 2,180, 1,186, 685 and 1,103 for 2001, respectively, and 1,507, 445, 897, 506, 346 and 535 for 2000, respectively. Mr. Brinling deferred the distribution of 1,076 shares in 2002 (valued using the share price as of December 31, 2002), 1,075 shares in 2001 (valued using the share price as of December 31, 2001) and 543 shares in 2000 (valued using the share price as of December 31, 2000). In accordance with the terms of his Retirement Performance Award described in footnote
             (6), Mr. Milne's benefits under the LTIP were calculated as though his termination of employment was due to a disability. As a result, all vesting periods ended on the date of Mr. Milne's retirement, all open performance periods ended on December 31, 2002 and all phantom share units were valued based on the shortened performance period. On February 7, 2002, Mr. Milne received a distribution of 14,225 shares under the LTIP after withholding for income taxes. The shares were valued using the actual share price at the time of distribution. The "LTIP Payments" column for Mr. Milne does not include 30,802 shares that were distributed to Mr. Milne's surviving spouse on March 20, 2003. These shares represent the closing of all open performance periods applicable to Mr. Milne under the LTIP. The value of this distribution was $1,112,876, based upon the average of the high and low price of the Class A Common Stock of $36.13 on March 20, 2003.

(5) Amounts shown in the "All Other Compensation" column include matching contributions made by the Company pursuant to the Company's Employee Savings Plan, premiums paid by the Company on behalf of the named individuals on split dollar life insurance policies, expenses for spousal travel and deferred dividends and related earnings. For the year 2002, contributions made to the Employee Savings Plan amounted to $3,139, $20,862, $19,067, $12,563, $11,274 and $10,354 on behalf of Messrs. Milne, Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively. For the year 2001, contributions made to the Employee Savings Plan amounted to $29,644, $12,378, $15,368, $11,218, $10,416 and $9,179 on behalf of Messrs. Milne, Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively. For the year 2000, contributions made to the Employee Savings Plan amounted to $20,143, $8,214, $10,736,

             7,831, $7,456 and $6,403 on behalf of Messrs. Milne, Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively. Premiums paid during 2002 for split dollar life insurance policies for Messrs. Milne, Ludrof, Van Gorder, Garcia, Brinling and Ziegler,
             respectively,  were as  follows:  $36,708,  $17,726,  $17,068,  $0,
             $17,436 and $0. Premiums paid during 2001 for split dollar life insurance policies for Messrs. Milne, Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively, were as follows: $49,911, $6,645, $17,196, $6,930, $17,538 and $0. Premiums paid during 2000 for split dollar life insurance policies for Messrs. Milne, Ludrof, Van Gorder, Garcia, Brinling and Ziegler, respectively, were as follows: $50,132, $6,674, $17,310, $6,978, $17,634 and $0. The
             Company is entitled to recover the premiums from any proceeds paid on such split dollar life insurance policies and has retained a collateral interest in each policy to the extent of the premiums paid with respect to such policies. Expenses for spousal travel were $3,870, $3,337 and $3,377 for Messrs. Milne, Ludrof and Brinling, respectively, in 2000. Mr. Brinling also had deferred dividends of $2,192, $1,967 and $881 and interest on deferred
             dividends  of  $350,   $119  and  $27  in  2002,   2001  and  2000,
             respectively.

(6) Mr. Milne served as President and Chief Executive Officer from February 1996 until his retirement on January 18, 2002. Mr. Milne died in September 2002. Upon his retirement, Mr. Milne received the benefits specified in his employment agreement and a Retirement Performance Award totaling $17,225,902 that included:

                      (a) Payment in cash of an amount equal to two times the
             sum of (i) Mr. Milne's 2002 base salary and (ii) the amount payable to him under the Company's Annual Incentive Plan for 2001, in addition to three times such sum provided under his employment agreement.

                      (b) Continuation of the Company's life insurance programs
             regarding the life of Mr. Milne until his death.

                      (c) Credit for 30 years of service for purposes of the
             Company's Supplemental Retirement Plan for Certain Members of the Erie Insurance Group Retirement Plan for Employees (the "SERP") benefit formula, and changes of the normal form of payment from 10-year Certain and Continuous to 100% Joint and Survivor and with Mr. Milne's surviving spouse to receive a monthly SERP benefit under such 100% Joint and Survivor option for the remainder of her life.

(7) Mr. Ludrof has served as President and Chief Executive Officer since May 8, 2002.

(8) Amounts shown in the Restricted Stock Awards column are paid in three annual installments beginning with the year in which the award is made. The amounts shown are for stock that will become unrestricted at December 31, 2003 and 2004. Accordingly, amounts shown in the LTIP Payments column include payments of stock from the awards made in 2002, 2001 and 2000.

Agreements with Executive Officers

         The Company has employment agreements with the following of its senior executive officers: Jeffrey A. Ludrof, President and Chief Executive Officer, Jan R. Van Gorder, Senior Executive Vice President, Secretary and General Counsel; Philip A. Garcia, Executive Vice President and Chief Financial Officer, John J. Brinling, Jr., Executive Vice President of EFL, Douglas F. Ziegler, Senior Vice President, Treasurer and Chief Investment Officer; Michael J. Krahe, Executive Vice President of Human Development and Leadership, and Thomas B. Morgan, Executive Vice President of Insurance Operations. The employment agreements have the following principal terms:

         (a) A four-year term for Mr. Ludrof expiring May 8, 2006 and a two-year term for Messrs. Van Gorder, Garcia, Brinling, Ziegler, Krahe and Morgan expiring December 15, 2004, unless the agreement is theretofore terminated in accordance with its terms, with or without cause, or due to the disability or death of the officer or notice of nonrenewal is given by the Company or the executive 30 days before any anniversary date;

         (b) A minimum annual base salary at least equal to the executive's annual base salary at the time the agreement was executed, subject to periodic review to reflect the executive's performance and responsibilities, competitive compensation levels and the impact of inflation;

         (c) The eligibility of the executive under the Company's incentive compensation programs and employee benefit plans;

         (d) The establishment of the terms and conditions upon which the executive's employment may be terminated by the Company and the compensation of the executive in such circumstances. The agreements provide generally, among other things, that if the employment of an executive is terminated without Cause (as defined in the agreement) by the Company or by the executive for Good Reason (as defined in the agreement) then the executive shall be entitled to receive:
(i) an amount equal to the sum of three times the executive's highest annual base salary during the preceding three years plus an amount equal to three times the total of the executive's highest award during the preceding three years under the Company's Annual Incentive Plan; (ii) any award or other compensation to which the executive is entitled under the LTIP; (iii) continuing participation in any employee benefit plans for a period of three years following termination to the extent the executive and his or her dependents were eligible to participate in such programs immediately prior to the executive's termination and (iv) immediate vesting and nonforfeitability of accrued benefits under the Company's SERP;

         (e) Provisions relating to confidentiality and nondisclosure following an executive's termination; and

         (f) An agreement by the executive not to compete with the Company for a period of one year following his or her termination, unless such termination was without Cause.

Stock Options and Stock Appreciation Rights

         The Company does not have a stock option plan, nor has it ever granted any stock option or stock appreciation right to any of the persons named in the Summary Compensation Table.

Long-Term Incentive Plan

         The LTIP is designed to enhance the growth and profitability of the Company by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of the Company, to attract and retain employees of outstanding competence and ability and to further align the interests of such employees with those of the shareholders of the Company. The LTIP was approved by the Company's shareholders in 1997 as a performance-based plan under the Internal Revenue Code of 1986, as amended (the "Code"), and its continuation was approved by the Company's shareholders at the 2002 Annual Meeting in satisfaction of requirements of the Code. Each of the named executives has been granted awards of phantom share units under the LTIP based upon a target award calculated as a percentage of the executive's base salary. The total value of any phantom share units is determined at the end of the performance period based upon the growth in the Company's retained earnings. Each executive is then entitled to receive restricted shares of Class A Common Stock equal to the dollar value of the phantom share units at the end of the performance period. The vesting period for the restricted shares of Class A Common Stock issued to each executive is three years after the end of the performance period. If an executive ceases to be an employee prior to the end of the performance period for reasons other than retirement, death or disability, the executive forfeits all phantom share units awarded. If an executive ceases to be an employee prior to the end of the vesting period for reasons other than retirement, death or disability, the executive forfeits all unvested restricted shares previously granted. The following table sets forth target awards granted to each person who served as the Company's Chief Executive Officer and the Company's four other highest paid executive officers during 2002, all current executive officers as a group and all employees other than the executive officers as a group (i) for the three-year performance period of 2002 to 2004,
(ii) for the three-year performance period of 2001 to 2003 and (iii) for the three-year performance period of 2000 through 2002. See "Proposal 2 -- Approval of a Change to the Long-Term Incentive Plan" for information regarding the proposed change to the LTIP.


                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR



                                                             Performance or
                                          Number of         Other Period Until
                                       Shares, Units or       Maturation                 Estimated Future Payouts Under
          Name                         Other Rights(#)         or Payout                  Non-Stock Price-Based Plans
----------------------                ------------------    ------------------       -------------------------------------
                                           Phantom
                                         Share Units                               Threshold       Target($)       Maximum
                                        -------------                              ---------      ----------       -------
Milne, Stephen A. (2)                       96,380               2000-2002              0            513,600        (1)
                                            88,406               2001-2003              0            549,552        (1)
                                            99,936               2002-2004              0            755,634        (1)



                                                             Performance or
                                          Number of         Other Period Until
                                       Shares, Units or       Maturation                 Estimated Future Payouts Under
          Name                         Other Rights(#)         or Payout                  Non-Stock Price Based Plans
----------------------                ------------------    ------------------       -------------------------------------
                                           Phantom
                                         Share Units                               Threshold       Target($)       Maximum
                                        -------------                              ---------      ----------       -------


Ludrof, Jeffrey A.                          25,638               2000-2002              0            136,620        (1)
                                            24,835               2001-2003              0            154,381        (1)
                                            74,185               2002-2004              0            560,906        (1)

Van Gorder, Jan R.                          35,122               2000-2002              0            187,162        (1)
                                            32,216               2001-2003              0            200,263        (1)
                                            30,916               2002-2004              0            233,762        (1)

Garcia, Philip A.                           25,638               2000-2002              0            136,620        (1)
                                            23,517               2001-2003              0            146,183        (1)
                                            24,448               2002-2004              0            184,855        (1)

Brinling, John J., Jr.                      24,863               2000-2002              0            132,492        (1)
                                            22,167               2001-2003              0            137,792        (1)
                                            20,874               2002-2004              0            157,835        (1)

Ziegler, Douglas F.                         14,121               2000-2002              0             75,250        (1)
                                            12,953               2001-2003              0             80,518        (1)
                                            16,532               2002-2004              0            125,000        (1)

Executive Officer Group                    207,641               2000-2002              0          1,106,494        (1)
                                           191,141               2001-2003              0          1,188,171        (1)
                                           250,356               2002-2004              0          1,892,992        (1)

Non-Executive Officer                      104,019               2000-2002              0            554,306        (1)
  Employee Group                           104,355               2001-2003              0            648,696        (1)
                                           117,129               2002-2004              0            885,641        (1)

-----------
(1) An executive's target award is established by the LTIP Administrator. The actual value of an executive's phantom share units at the end of a performance period may be more or less than the executive's target amount. However, the maximum value of phantom share units earned by an executive for any performance period may not exceed $500,000. See "Proposal 2 -- Approval of a Change to the Long-Term Incentive Plan".

(2) See Note (4) to the Summary Compensation Table for information regarding Mr. Milne's LTIP awards.

Pension Plan

         The following table sets forth the estimated total annual benefits payable upon retirement at age 65 under the Erie Insurance Group Retirement Plan for Employees and the SERP (collectively, the "Retirement Plans").


                               PENSION PLAN TABLE


                                                                      Years of Service
                                      ----------------------------------------------------------------------------
               Remuneration                 15                   20                   25                    30
               ------------           --------------       --------------       --------------         -----------
                 $150,000                  $45,000              $60,000              $75,000              $90,000
                  200,000                   60,000               80,000              100,000              120,000
                  250,000                   75,000              100,000              125,000              150,000
                  300,000                   90,000              120,000              150,000              180,000
                  350,000                  105,000              140,000              175,000              210,000
                  400,000                  120,000              160,000              200,000              240,000
                  450,000                  135,000              180,000              225,000              270,000
                  500,000                  150,000              200,000              250,000              300,000
                  550,000                  165,000              220,000              275,000              330,000
                  600,000                  180,000              240,000              300,000              360,000
                  650,000                  195,000              260,000              325,000              390,000
                  700,000                  210,000              280,000              350,000              420,000
                  750,000                  225,000              300,000              375,000              450,000
                  800,000                  240,000              320,000              400,000              480,000


         The compensation covered by the Retirement Plans is the base salary reported in the Summary Compensation Table.

         Under the Retirement Plans, credited years of service is capped at 30 years. Credited years of service for each of the individuals named in the Summary Compensation Table other than Mr. Milne, is as follows: Jeffrey A. Ludrof -- 22 years, Jan R. Van Gorder -- 22 years, , Philip A. Garcia -- 22 years, John J. Brinling, Jr. -- 30 years and Douglas F. Ziegler -- 15 years. See Note (6) to the Summary Compensation Table for information regarding the treatment of Mr. Milne's pension benefits.

         The benefits under the Retirement Plans are computed on the basis of straight-life annuity amounts and a life annuity with a ten-year certain benefit. The benefits listed in the Pension Plan Table are not subject to deduction for Social Security or other offset amounts. The information in the foregoing table does not reflect certain limitations imposed by the Code. The Code prohibits the inclusion of earnings in excess of $200,000 per year (adjusted periodically for cost of living increases) in the average earnings used to calculate benefits. The Code also limits the maximum annual pension (currently $160,000, but adjusted periodically for cost of living increases) that can be paid to each eligible employee. A SERP for senior management is in effect that provides benefits in excess of the earnings limitations imposed by the Code similar to those provided to all other full-time employees as if the Code limitations were not in effect. Those benefits are incorporated into the Pension Plan Table.

Director Compensation

          The annual retainer for the Company's directors is $25,000, plus $1,500 for each meeting attended and $1,500 for each committee meeting attended plus an additional $2,000 per year for each committee chairperson. In addition, all directors are reimbursed for their expenses incurred in attending meetings. Officers of the Company who serve as directors are not compensated for attendance at meetings of the Board of Directors and its committees. See also "Certain Transactions." A director may elect prior to the end of a calendar year to defer receipt of up to 100% of the director's board compensation, including retainers, meeting fees and chairperson fees. A deferred compensation account is maintained for each outside director who elects to defer board compensation. A director who defers board compensation may select hypothetical investment options for amounts in the director's deferred compensation account and such account is credited, including with hypothetical interest, based on the investment results of the hypothetical investment options selected.

          In 2002, the Company's Board of Directors, at the recommendation of the Executive Compensation and Development Committee, approved a deferred stock compensation plan for its outside directors. The purpose of this plan is to further align the interests of outside directors with shareholders by providing for a portion of annual compensation for the directors' services in shares of the Company's Class A Common Stock. A deferred stock account is maintained for each outside director under the plan. The account is credited annually with a grant of shares of Class A Common Stock determined by dividing $25,000 by the closing price of the Class A Common Stock on the first business day after the Company's annual meeting. Each director vests in the grant 25% every three full calendar months over the course of a year, with the final 25% vesting on the date of the next annual meeting if the next annual meeting is held before the final three full calendar months have elapsed. Dividends paid by the Company are reinvested into each director's account with additional shares of the Company's Class A Common Stock and such credited shares vest immediately. The Company accounts for the fair value of its grants under the plan in accordance with FAS 148, "Accounting for Stock-Based Compensation." The annual charge related to this plan to the Company and its affiliates totaled approximately $277,000 for 2002; the Company's share of this charge was approximately $167,000.

Compensation Committee Interlocks and Insider Participation

         The Executive Compensation and Development Committee (the "Compensation Committee") of the Company presently consists of Robert C. Wilburn, Chair, Samuel P. Black, III, J. Ralph Borneman, Jr. and Samuel P. Katz. No member of the Compensation Committee is a former or current officer or employee of the Company, the Exchange, EFL or any of their respective subsidiaries or affiliates.(1) Furthermore, no executive officer of the Company serves as a member of a

--------
(1) J. Ralph Borneman, Jr. is the President and a principal shareholder of Body-Borneman Associates, Inc., Body-Borneman, Inc. and Body-Borneman, Ltd. and Samuel P. Black, III is the President and a principal shareholder of Samuel P. Black & Associates, Inc., each of which is an independent insurance agency representing a number of insurers, including the insurance subsidiaries of the Company, EFL and the Exchange and its insurance subsidiary and which receive commissions in the ordinary course of business from such insurance companies. Under the provisions of Section 162(m) of the Code relating to qualified plans, Messrs. Black and Borneman are not deemed independent for purposes of approving performance-based incentive plans. Messrs. Black and Borneman have recused themselves from voting on such plans as members of the Compensation Committee.

compensation committee of another entity, one of whose executive officers serves on the Compensation Committee, or as a director of the Company, nor does any executive officer of the Company serve as a director of another entity, one of whose executive officers serves on the Compensation Committee.

Report of the Executive Compensation and Development Committee of the Company

         Consistent with Section 1405(c)(4) of the Pennsylvania Insurance Holding Companies Act and the Company's Bylaws, the Compensation Committee is charged with the duty of recommending to the Board of Directors the compensation of the three highest paid officers of the Company and such other officers as are determined by the Board of Directors; recommending to the Board of Directors all forms of bonus compensation, including incentive programs, that would be appropriate for the Company and to undertake such other responsibilities as may be delegated to the Compensation Committee by the Board of Directors. The Board of Directors has authorized the Compensation Committee to consider the compensation of the four highest paid officers, including the Chief Executive Officer. The purpose of the Compensation Committee is to determine the level and composition of compensation that is sufficient to attract and retain top quality executives for the Company.

         The objectives of the Company's executive compensation practices are to: (1) attract, reward and retain key executive talent and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing shareholder value and policyholder security. To that end, compensation comparisons are made to benchmark positions at other insurers in terms of compensation levels and composition of the total compensation mix.

         Under Section 162(m) of the Code, the Company is not allowed a federal income tax deduction for compensation, under certain circumstances, paid to certain executive officers to the extent that such compensation exceeds $1,000,000 per officer in any fiscal year. No officer of the Company has received compensation in excess of $1,000,000 in any fiscal year to date with the exception of Stephen A. Milne, President and Chief Executive Officer of the Company in 1999, 2000 and 2001, and Messrs. Milne and Jeffrey A. Ludrof, who succeeded Mr. Milne, in 2002. The Compensation Committee may consider adopting policies with respect to this limitation on deductibility when appropriate.

         The Compensation Committee reviewed the salary ranges and base salaries of the four highest paid executives, including each person who served as the Chief Executive Officer of the Company, in 2002. The Compensation Committee has position descriptions for the four highest paid executives of the Company, including the Chief Executive Officer, that define the responsibilities and duties of each position. The position descriptions also delineate the functional areas of accountability and the qualifications and skills required to perform such responsibilities and duties. The Compensation Committee then reviewed the salary ranges for the Chief Executive Officer and the other three highest paid executives, comparing the ranges to third party data compiled for similar positions with other property and casualty insurers. In reviewing the salary ranges for the four highest paid executives, including the Chief Executive Officer, the Compensation Committee referenced Sibson's Management Compensation Survey published annually by Sibson & Company, Inc., which summarized compensation data for more than 100 insurance companies along with other industry survey data.

The Compensation Committee also reviewed data obtained from Towers Perrin, a nationally recognized consulting firm with specific expertise in the insurance industry regarding executive compensation. The data is reported by position, company asset size and premium volume. The unique aspects of each position, its duties and responsibilities, the effect on the performance of the Company, the number of employees supervised directly and other criteria are also considered in establishing the base salaries.

         The level of compensation for each executive reflects his or her skills, experience and job performance. Normally, base salary will not be less than the minimum for the salary range established for each position. Executives with a broader range of skills, experience and consistently high performance with the Company may receive compensation above the midpoint for the established salary range.

         Compensation for the Chief Executive Officer consists primarily of salary, annual incentive and long-term incentive payments and minor perquisites that amount to less than 10% of the Chief Executive Officer's salary and bonus. The Board of Directors approved adoption of an annual incentive plan and a long-term incentive plan for senior executives of the Company as recommended by the Executive Committee at its meeting of March 11, 1997 (the "Annual Incentive Plan" and the "LTIP", respectively).

         The purpose of the Annual Incentive Plan is to promote the best interests of the Exchange while enhancing shareholder value of the Company and to promote the attainment of significant business objectives for the Company, its subsidiaries and affiliates by basing a portion of the executives' compensation on the attainment of both premium growth and underwriting profitability goals. The annual incentive awards are paid in cash. Annual Incentive Plan target award levels, expressed as a percentage of base salary, are established annually by the Compensation Committee. Payments under the Annual Incentive Plan are based on a combination of individual executive performance and the Company's performance.

         The LTIP was approved by shareholders on April 29, 1997 and its continuation was approved by shareholders in 2002 for purposes of qualifying the plan as a performance-based plan under Section 162(m) of the Code. The LTIP is designed to maximize returns to shareholders by linking executive compensation to the overall profitability of the Company. Target award amounts, expressed as a percentage of base salary, are determined by comparisons to peer companies and approved by the Compensation Committee. The Compensation Committee believes that the Company has been competitive with compensation levels necessary to attract, reward and retain key executive talent, and to motivate executive officers to perform to the best of their abilities in line with the best interests of the Company, its employees and its culture. However, current awards to executives under the LTIP are approaching, and in some cases have reached, the maximum annual limit under the terms of the LTIP. The Compensation Committee has determined that, in order to remain competitive with market data for executive compensation, and to continue to align the goals of management and the shareholders to achieve the short-term and long-term corporate objectives of enhancing shareholder value and policyholder security, the maximum value of phantom share units earned by a participant in any performance period should be increased to $1,000,000. The change of the maximum value limitation to $1,000,000 is being submitted for shareholder approval at the Annual Meeting.

         Performance factors applicable to the Company, such as property and casualty insurance loss ratios, investment portfolio returns and overall Company profitability, as well as other factors are considered in evaluating the Chief Executive Officer's performance. Such performance factors were considered in approving Mr. Ludrof's compensation. Compensation of the next three most highly compensated individuals is determined by the Compensation Committee and is based upon the factors and processes enumerated, i.e., a determination of a salary range based upon market data and evaluation of the executive with respect to the executive's job description and his or her position within the salary range.

         Compensation of the next highest paid executives (other than the Chief Executive Officer and the next three highest paid executives) was based upon the Company's established standard compensation policies and was not determined by the Compensation Committee.

Erie Indemnity Company Executive Compensation and Development Committee:

Robert C. Wilburn, Chair
Samuel P. Black, III
J. Ralph Borneman, Jr.
Samuel P. Katz

March 11, 2003

Comparison of Cumulative Total Shareholder Return on the Class A Common Stock with Certain Averages

         The following graph depicts the cumulative total shareholder return for the periods indicated for the Class A Common Stock compared to the Standard & Poor's 500 Stock Index and the Standard & Poor's Property-Casualty Insurance Index.


             CUMULATIVE TOTAL SHAREHOLDER RETURN COMPARISON(1) CHART


                                [CHART OMITTED]

                                                        1997        1998        1999       2000        2001        2002
                                                        ----        ----        ----       ----        ----        ----

Erie Indemnity Company                                  $100        $108        $113       $106        $139        $134
Standard & Poor's 500 Stock Index                        100         129         156        141         125          97
Standard & Poor's Property-Casualty                      100          93          70        108         100          89
   Insurance Index
--------------

(1)          Assumes $100.00 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Class A Common Stock, Standard & Poor's Property-Casualty Insurance Index and
             Standard & Poor's 500 Stock Index.  Cumulative total shareholder return assumes the reinvestment of dividends.


                              CERTAIN TRANSACTIONS

         Directors Borneman and Black are officers and principal shareholders of insurance agencies that receive insurance commissions in the ordinary course of business from the insurance companies managed by the Company in accordance with the companies' standard commission schedules and agents' contracts. Such payments made in 2002 to the agencies for commissions written on insurance policies from the Property and Casualty Group and EFL amounted to $4,264,962 and $476,472 for the Borneman and the Black insurance agencies, respectively.

         John M. Petersen, a director and former President and Chief Executive Officer, and previous Chief Investment Officer of the Erie Insurance Group of Companies, who retired as an executive officer of the Company on December 31, 1995, entered into a consulting arrangement with the Company effective January 2, 1996. Under the terms of the arrangement, which is terminable upon 30 days notice by either party, the Company engaged Mr. Petersen as a consultant to furnish the Company and its pension trust, the Exchange and EFL with investment services with respect to their investments in common stocks. As compensation for services rendered by Mr. Petersen, a fee of .15 of 1 percent, on an annualized basis, of the total fair market value of the common stocks under management, is paid to Mr. Petersen. The Company also pays for all necessary and reasonable expenses related to Mr. Petersen's consulting services performed under this arrangement. The compensation paid to Mr. Petersen under this arrangement in 2002 by the Exchange, the Company, the pension trust and EFL was $3,656,546, $69,511, $100,001 and $51,875, respectively. Consistent with the terms of his consulting arrangement, Mr. Petersen notified the Company in writing that he intends to retire. Mr. Petersen has agreed to continue to perform services under the existing consulting arrangement until such services can be transitioned by the Company.

         The common stock portfolio of the Exchange under the direction of Mr. Petersen outperformed the Standard & Poor's 500 Stock Index, a standard index used by many managers of equity investments, by $119.0 million during the seven years ended December 31, 2002 and the period January 1, 2003 to February 28, 2003. The common stock portfolio performance of the Company, the pension trust and EFL (combined) was in-line with the Standard & Poor's 500 Stock Index over the same period. The Exchange common stock portfolio returned an annualized 7.48%, the Company, the pension trust and EFL (combined) common stock portfolios returned an annualized 5.93% and the Standard & Poor's 500 Stock Index returned 6.08%.

                                LEGAL PROCEEDINGS

Legal Proceedings Relating to the Appointment of a Successor Corporate Trustee to Bankers Trust

         On March 3, 1999, Bankers Trust filed a petition with the Court requesting that the Court accept its resignation as corporate trustee of the H.O. Hirt Trusts as a result of conflicts of interest that Bankers Trust believed existed from certain insurance operations of its parent company and affiliates. Also, an affiliate of Bankers Trust, Deutsche Bank, is one of the largest market makers in the Company's Class A Common Stock.

         On May 7, 1999, the Court conducted a hearing on the Bankers Trust Petition, at which time the Court issued an Order accepting the resignation of Bankers Trust at such time as the Court appoints a successor corporate trustee.

         On December 15, 1999 and on January 27, 2000, the Court conducted hearings on the selection of a successor corporate trustee, including the presentation of testimony by two successor trustee candidates, one supported by Mr. Hirt and one supported by Mrs. Hagen. Subsequent to that testimony, Laurel Hirt, Mr. Hirt's daughter and a beneficiary of the H.O. Hirt Trusts, filed a petition requesting that the Court also consider a third successor corporate trustee candidate not supported by

Mr. Hirt. Mr. Hirt has filed a petition objecting to Laurel Hirt's petition. Both Laurel Hirt's and Mr. Hirt's petitions are currently pending.

         In a related matter, Mr. Hirt and Mrs. Hagen, pursuant to a February 23, 2000 Order of the Court, were directed to finalize certain matters relating to a so-called "funding plan" for the payment of the fees and costs of the successor corporate trustee and to make application to the Internal Revenue Service for a private letter ruling on the tax treatment of the finalized "funding plan." Under its Order of February 23, 2000, the Court indicated that upon the receipt of the private letter ruling from the Internal Revenue Service, the Court would then select the successor corporate trustee from the two candidates.

         On March 6, 2000, the Company filed a motion for reconsideration and/or clarification of the Court's February 23, 2000 Order. The motion requested that the Court (i) reconsider its schedule for designating a successor corporate trustee due to the March 3, 1999 resignation and make that designation presently and (ii) reconsider and/or clarify the Court's prohibition on the Company's involvement in a finalized funding plan for payment of the corporate trustees' fees because several of the proposed funding alternatives could only be implemented through actions to be undertaken by the Company. On March 8, 2000, Mr. Hirt also filed a motion for reconsideration. On March 15, 2000, the Court denied the Company's and Mr. Hirt's motions.

         On January 30, 2001, the Court conducted a further hearing on the matter of the selection of a successor corporate trustee.

         On September 10, 2001, a Joint Petition for Construction of the H.O. Hirt Trusts (the "Joint Construction Petition") was filed by Mr. Hirt, Mrs. Hagen and Bankers Trust. The Joint Construction Petition sought, among other things, relief from the Court in the form of an Order of the Court under which the trustees of the H.O. Hirt Trusts would, under certain circumstances, be permitted to sell shares owned by the H.O. Hirt Trusts in order to fund the fees and expenses of the corporate trustee.

         On October 16, 2001, Laurel Hirt filed an Answer and Objection to the Joint Construction Petition. On December 3, 2001, Mr. Hirt and Mrs. Hagen filed responses to Laurel Hirt's Answer and Objection.

         On January 25, 2002, the Court conducted a hearing on the matter of the Joint Construction Petition. On January 28, 2002, the Court entered its Order indicating that it was deferring any decision on the Joint Construction Petition until April 1, 2002 so as to permit the parties to attempt to mediate the issues raised by the Joint Construction Petition. The Court further indicated in its January 28, 2002 Order that if the parties were not able to mediate those issues, the Court would enter a ruling on the Joint Construction Petition within 30 days after April 1, 2002.

         On June 13, 2002, the Court entered its Order approving the Joint Construction Petition, thereby permitting the H.O. Hirt Trusts, under certain circumstances, to sell shares of Class B Common Stock owned by the H.O. Hirt Trusts in order to pay the fees and expenses of the corporate trustee. Laurel Hirt has appealed the Court's June 13, 2002 Order to the Pennsylvania Superior Court. Mr. Hirt and Mrs. Hagen have opposed Laurel Hirt's appeal, which is currently pending before the Pennsylvania Superior Court.

                       MRS. HAGEN'S SHAREHOLDER PROPOSALS

         In a letter dated December 30, 2002, Mrs. Hagen submitted to the Company a notice containing six proposals relating to the nomination of candidates for director at the Annual Meeting and proposed amendments to the Company's Bylaws. The proposals will be presented for consideration by holders of Class B Common Stock at the Annual Meeting only if the proposals are presented by or on behalf of Mrs. Hagen at the Annual Meeting. Mrs. Hagen's letter identified her proposals as follows:

         (1)      Nomination of Candidates for Director

                  "I propose the following persons named below (the "Candidates") for consideration by the Nominating Committee of the Company (the "Nominating Committee") for election to the Board of Directors of the Company (the "Board") at the Annual Meeting. Should the Candidates not be selected by the Nominating Committee, and depending upon the slate of candidates nominated by the Nominating Committee, this Notice constitutes my proposal to nominate a number of the Candidates at the Annual Meeting. The Candidates are:

                                               Kenneth B. Frank
                                               Susan Hirt Hagen
                                               Michael H. Hershock
                                               Louis V. Imundo, Jr., Ph.D.
                                               Claude C. Lilly, Ph.D., CPCU, CLU
                                               Henry N. Nassau, Esq.
                                               Ajay Patel
                                               Richard J. Pinola, CPA
                                               William Schwartz, Esq.
                                               William Starbuck, Ph.D.
                                               Richard Stover
                                               Daniel J. Whelan


                  In addition to myself, I am proposing a pool of candidates who are truly independent, as defined by the proposed new NASDAQ listing standards, for the shareholders to consider at the 2003 Annual Meeting in order to increase the number and percentage of independent Directors on the Board. I believe that all the individuals listed are appropriate candidates for election at the Annual Meeting.

                  I assume that each of the Company's other three current independent Directors, as defined by the proposed new NASDAQ listing standards, will be renominated by the Nominating Committee to stand for re-election at the Annual Meeting. However, if any of these other independent Directors is not selected by the Nominating Committee when it announces its slate, I hereby reserve the right to renominate any or all of them at the Annual Meeting. Since each of those individuals currently serves on the Board, the Company should be able to access the requisite information required by Section 2.07(a)(4) of the Bylaws in order to update the biographical information contained in the Company's 2002 proxy statement and its recent Form S-3 Registration Statement.

                  In addition, if the number of Directors constituting the entire Board is expanded by the Board beyond the currently authorized size of 13 members, I hereby reserve the right to propose additional candidates for the consideration of the Nominating Committee and the shareholders.

                  I will appear at the Annual Meeting to make these nominations."

         (2)      Advance Notice of Director Nominations

                  "To permit the two dozen or so voting shareholders of the Company, including the H.O. Hirt Trusts, sufficient time within which to consider and propose the direct nomination of candidates to stand for election to the Board, I propose that Section 2.07 of the Bylaws be amended, effective upon adoption at the Annual Meeting, to (a) add a new paragraph (c) to read as follows:


               "(c)        Nomination of Candidates for Election as Directors.
                           -----------------------------------------------------
                           Nominations of persons for election to the Board of Directors may be made at any meeting of Shareholders at which Directors are to be elected (i) by or at the direction of the Nominating Committee of the Board of Directors, or (ii) by any Shareholder who is entitled to vote at any meeting at which such Directors are to be elected (a "Director Nomination") and who complies with the applicable notice procedures set forth in this Section 2.07(c).

                   "(1) A Director Nomination shall be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Nominating Committee of the Board of Directors of the corporation to the attention of the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein and otherwise in accordance with this Section 2.07(c).

                   "(2) The corporation shall publicly announce the Nominating Committee's nominees for election to the Board of Directors, in the case of an annual meeting of Shareholders, not less than 60 calendar days nor more than 120 calendar days before the first anniversary of the date of the annual meeting of Shareholders in the immediately preceding year by mailing notice of such nominees to its Shareholders, issuing a press release, filing a periodic report with the SEC, or otherwise publicly disseminating notice of such nominees.

                   "(3) Any Director Nomination must be received by the Nominating Committee, in the case of an annual meeting of Shareholders, not more than 30 calendar days following the corporation's public announcement of the Nominating Committee's nominees for Director in connection with such meeting as provided in clause
                           (2) of this Section 2.07(c).

                   "(4) Any Director Nomination submitted in connection with an annual meeting of Shareholders in accordance with clause (3) of this Section 2.07(c) shall set forth, with respect to each nominee, the information specified in clause (4) of Section 2.07(a).

                   "(5) If a Director Nomination submitted to the Nominating Committee fails, in the reasonable judgment of the Nominating Committee, to contain the information specified in clause (4) of Section 2.07(a) is otherwise deficient, the Chairperson of the Nominating Committee shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder of such failure or deficiency in the Director Nomination and such Shareholder shall have five business days from receipt of such notice to submit a revised Director Nomination that corrects such failure or deficiency in all material respects.

                    "(6) Notwithstanding anything to the contrary contained in this Section 2.07(c), no Shareholder entitled to vote for Directors shall be required to submit a prior written notice of any Director Nomination that such Shareholder intends to make (i) in the case of an annual meeting of Shareholders, if timely announcement of the Nominating Committee's nominees for Director in connection with such meeting shall not have been made in accordance with clause (2) of this Section 2.07(c), or (ii) in the case of any special meeting of Shareholders at which one or more Directors are to be elected, in either of which cases the Director Nomination may be made at such annual or special meeting.; and


(b)amend the first sentence of clause (1) of Section 2.07(b) of the Bylaws in its entirety to read as follows:

                    "(1) A Shareholder of the corporation may bring a matter (other than a proposal to the Nominating Committee of a candidate for election as a Director which is covered by subsection (a) or subsection (c) of this
                           Section 2.07) before a meeting of Shareholders only if (A) such matter is a proper matter for Shareholder action and such Shareholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein or (B) the Shareholder complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (as amended) relating to inclusion of Shareholder proposals in the corporation's proxy statement."

                           I will appear at the Annual Meeting to present this proposal."

         (3)      Other Shareholder Proposals

                  "In order to give shareholders a better opportunity to submit proposals (other than in connection with the election of Directors) for a vote of shareholders at annual meetings, I propose that clause (2) of
         Section 2.07(b) of the Bylaws be amended, effective upon adoption at the Annual Meeting, in its entirety to read as follows:

                   "(2) In the case of an annual meeting of Shareholders, any such written notice of presentation of a matter by a Shareholder must be received by the Secretary of the corporation not less than 60 calendar days nor more than 120 calendar days before the first anniversary of the date of the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written notice of presentation by a Shareholder of a matter must be received by the Secretary of the corporation within five business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated that an annual meeting of Shareholders will be held."

                           I will appear at the Annual Meeting to present this proposal."

         (4)      Fixing the Size of the Board

                  "To fix the number of Directors serving on the Board and to provide that such number cannot be changed except by a vote of the shareholders, I propose that the first sentence of Section 3.02 of the Bylaws be amended, effective upon adoption at the Annual Meeting, in its entirety to read as follows:

                           "The Board of Directors shall consist of thirteen
                  (13) Directors, the majority of whom shall be citizens and residents of the United States, each of whom shall be at least eighteen (18) years of age, elected at the Annual Meeting of Shareholders, to serve until the ensuing Annual Meeting and until a successor is elected and qualified or until his or her earlier death, resignation or removal."

                  I will appear at the Annual Meeting to present this proposal."

         (5)      Filling Board Vacancies

                  "To eliminate the power of the Board to fill any vacancies and newly created directorships and to vest such power exclusively in the shareholders, I propose that Section 3.14 of the Bylaws be amended, effective upon adoption at the Annual Meeting, in its entirety to read as follows:

                           "Section 3.14. VACANCIES. Vacancies in the Board of
                  Directors, including vacancies resulting from an increase in the number of Directors, may be filled only by Shareholders entitled to vote thereon at a meeting duly called and held for such purpose, and each person so selected shall be a director to serve for the balance of the unexpired term, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal."

                  I will appear at the Annual Meeting to present this proposal."

         (6)      Bylaw Amendments

                  "To ensure that the foregoing amendments to the Bylaws can only be amended in the future by the shareholders of the Company, for whose benefit such amendments are being proposed, I propose that
         Section 8.01 of the Bylaws be amended, effective upon adoption at the Annual Meeting, in its entirety to read as follows:

                           "Section 8.01. Amendments. These bylaws may be
                  altered, amended or repealed and new bylaws adopted, either
                  (i) by vote of the Shareholders at any duly organized annual or special meeting of Shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the Shareholders and regardless of whether the Shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the Board of Directors of the corporation in office at any regular or special meeting of Directors; provided, however, that a vote of the Shareholders shall be required to amend, repeal or adopt any provision inconsistent with Section 2.07, the first sentence of Section 3.02, Section 3.14 or this Section 8.01 of these bylaws. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution affecting the change."

                  I will appear at the Annual Meeting to present this proposal."


                                   PROPOSAL 2
              APPROVAL OF A CHANGE TO THE LONG-TERM INCENTIVE PLAN

         In 1997, the Board of Directors and the Class B shareholders of the Company approved the LTIP, and its continuation was approved by the Class B shareholders in 2002. The purposes of the LTIP are to (i) enhance the growth and profitability of the Company by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of the Company, (ii) to attract and retain employees of outstanding competence and ability and (iii) to further align the interests of such employees with those of shareholders of the Company.

         Under the terms of the current LTIP, the maximum value of phantom share units that may be earned by any participant may not exceed $500,000 in any performance period. The Executive Compensation and Development Committee of the Board of Directors believes that the Company has been competitive with respect to compensation necessary to attract, reward and retain key executive talent, and to motivate executive officers to perform to the best of their abilities. However, current awards to executives under the LTIP are approaching, and in some cases have reached, the maximum annual limit under the terms of the LTIP. The Executive Compensation and Development Committee has determined that, in order to remain competitive with executive compensation, and to continue to align the goals of management and the shareholders to achieve the short-term and long-term corporate objectives of enhancing shareholder value and policyholder security, the maximum value of phantom share units earned by a participant in any performance period should be increased to $1,000,000.

         If the proposed change is approved by shareholders, the increased maximum value limitation will not be applicable to existing performance awards. If the proposed change is not approved by shareholders, the LTIP will remain in effect with its current maximum value limitation.

         Although the Executive Compensation and Development Committee has the authority to determine or change the targets under the LTIP under a prior general approval of the types of performance goals to be used, regulations promulgated under Section 162(m) of the Code require that the material terms under which the remuneration is to be paid, including the performance goals, and any changes thereto, be disclosed to, and approved by, the holders of the Company's Class B Common Stock.

Summary of the LTIP

         The following summary of the LTIP, as proposed to be amended, is qualified in its entirety by reference to the complete text of the LTIP, a copy of which is attached as Appendix A to this Proxy Statement.

         Term. The effective date of the LTIP was January 1, 1997. The LTIP does not have a fixed expiration date.

         Administration. The LTIP is administered by the Executive Compensation and Development Committee of the Company's Board of Directors or, in certain events, by the full Board or a committee of the Board comprised solely of outside directors (the "LTIP Administrator"). The LTIP Administrator has sole and complete authority to make awards under the LTIP, to determine the terms and conditions of such awards and to interpret and make all other determinations affecting the LTIP.

         Participation and Award Estimates. Participation in the LTIP is limited to officers and other salaried key employees of the Company and its majority-owned subsidiaries who are selected from time to time by the LTIP Administrator. A total of approximately 16 employees are eligible for selection by the LTIP Administrator to participate in the LTIP. Participation in the LTIP does not preclude participation in any other employee benefit plans of the Company and does not create any rights to continued employment with the Company. Because the grant of awards under the LTIP is at the discretion of the LTIP Administrator, it is not possible to indicate at this time which persons may receive future awards under the LTIP or the amount of such awards.

Operation of the LTIP

         Phantom Share Units. The LTIP provides for the grant, in the discretion of the LTIP Administrator after receiving the recommendations of chief executive officer of the Company, of phantom share units to participants in the LTIP. In connection with any such grant, the LTIP Administrator will establish a performance period, which must commence at the beginning of the fiscal year for which performance objectives are established and may not be less than three consecutive years, and performance objectives for such performance period. Within 90 days after the end of the performance period, the LTIP Administrator will determine the total dollar value of the phantom share units held by each participant for such performance period based on the extent to which the related performance objectives have been achieved. Each participant will then be entitled to receive that number of shares of restricted Class A Common Stock equal to the value of the phantom share units held by such participant, based on the average fair market value, as defined, of the Class A Common Stock during the 30 days following the end of the performance period.

         In the event of the death, disability or retirement (as defined under the Company's Retirement Plans) of a participant prior to the end of a performance period, the number of phantom share units held by such participant will be determined as of the end of the fiscal year in which such event occurs. If a participant ceases to be an employee of the Company prior to the end of a performance period for any other reason, the participant will forfeit all outstanding phantom share units previously granted under the LTIP.

         Restricted Class A Common Stock. The restricted Class A Common Stock, if any, granted to a participant at the end of a performance period will vest over a period of not more than three years. The vesting period applicable to any such shares will be established by the LTIP Administrator at the time of grant of the related phantom share units. Until such shares vest, the certificates representing such shares will be held by the Company for the account of the participant and the participant will have all the rights of a shareholder, including the right to receive dividends, except that (i) the participant will not be entitled to receive a certificate representing such shares, (ii) the shares may not be transferred, sold, assigned, pledged or otherwise encumbered and (iii) all of such shares shall be forfeited unless, with certain exceptions, the participant remains in the continuous employment of the Company for the entire vesting period. If the participant is employed by the Company at the end of the vesting period, the participant will be entitled to receive certificates for the Class A Common Stock credited to his or her account under the LTIP free and clear of all restrictions.

         In the event of the death or disability of a participant after the end of the performance period but prior to the end of a vesting period applicable to any restricted Class A Common Stock, the participant, or the participant's estate, will be entitled to receive the shares of Class A Common Stock in the participant's account without restrictions. If a participant retires during such period (i.e., voluntarily terminates employment after age 55 with at least five years of service), the participant will not forfeit such shares, but the other restrictions on such shares will continue to apply for the remainder of the applicable vesting period. Finally, if a participant ceases to be an employee of the Company for any other reason during such period, the participant will forfeit the Class A Common Stock to which the participant would otherwise be entitled.

         In any case, the LTIP Administrator may, in its sole discretion, permit a participant to retain the phantom share units or restricted Class A Common Stock that would otherwise be forfeited under the terms of the LTIP.

         In order to avoid dilution, the Company intends to satisfy its obligations under the LTIP by purchasing shares of Class A Common Stock in the open market. If such purchases are not practicable because such stock is not readily available in the marketplace or such purchase would artificially affect the market price of the Class A Common Stock, then the Company may issue deferred stock units in lieu of restricted Class A Common Stock and may pay cash in lieu of the issuance of Class A Common Stock at the expiration of the applicable vesting period.

         Performance Objectives and Section 162(m). The performance objectives established by the LTIP Administrator for any performance period must based upon one or more of the following performance measures for the Company as a whole, for the business unit of the Company in which a participant is involved or a combination thereof: (i) retained earnings per share plus dividends, (ii) earnings or earnings per share,
(iii) assets or return on assets, (iv) shareholders' equity or return on shareholders' equity, (v) revenues, (vi) costs, (vii) gross profit margin,
(viii) investment earnings, (ix) loss ratio, (x) combined ratio or (xi) any other measure determined by the LTIP Administrator to be in the best interests of the Company.
         Section 162(m) of the Code provides, in general, that compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly compensated officers of a public company is not deductible to the corporation; however, certain performance-based compensation may be excluded from this deductibility limitation if, among other things, (i) the compensation is paid solely on account of the attainment of one or more performance goals,
(ii) the performance goals are established by a compensation committee consisting solely of two or more outside directors, (iii) the material terms under which the compensation is to be paid, including the performance goals, are disclosed to and approved by the shareholders prior to payment and (iv) prior to payment, the compensation committee must certify that the performance goals were in fact satisfied. It is the current intention of the LTIP Administrator to ensure that all otherwise tax deductible compensation payable under the LTIP be excludable from the limitation on deductibility imposed by Section 162(m); however, the LTIP Administrator retains the ability to make awards under the LTIP that are not eligible for exclusion from Section 162(m) in the event that it determines that the making of such awards is in the best interests of the Company.

         Maximum Annual Award. The Company has established that the maximum value of phantom share units that may be earned by any participant under the LTIP in any year may not exceed $500,000. If approved by the shareholders, the maximum value of phantom share units that may be earned in any year would be increased to $1,000,000.

         Adjustments. With certain exceptions, the LTIP Administrator may, in its discretion, at any time adjust the performance objectives applicable to any phantom share units, adjust the manner in which such performance objectives are measured, shorten the performance period or shorten the vesting period with respect to any restricted Class A Common Stock if it determines that conditions so warrant. Further, the number of phantom share units and shares of restricted Class A Common Stock will be appropriately adjusted by the LTIP Administrator for stock dividends, stock splits, recapitalizations, mergers and other changes in the capitalization of the Company.

         Amendment and Termination of the LTIP. The Board of Directors of the Company may modify, amend or terminate the LTIP at any time except that no modification, amendment or termination may adversely affect the rights of a participant under an award previously made without such participant's consent.

         Federal Income Tax Consequences. Unless a participant elects to recognize income at the time of the grant of restricted Class A Common Stock, there are no federal income tax consequences to a participant or to the Company upon the grant of phantom share units or upon the issuance of restricted Class A Common Stock. In either event, a participant recognizes income for federal income tax purposes in an amount equal to the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) and the Company is entitled to a deduction in a like amount. The LTIP Administrator may, in its sole discretion, permit a participant to defer the receipt of all or a portion of the Class A Common Stock payable upon lapse of applicable restrictions. Further, the LTIP Administrator may, in its sole discretion, permit a participant to defer the receipt of all or a portion of the Class A Common Stock payable upon lapse of applicable restrictions. Further, the LTIP Administrator may permit a participant to satisfy any income tax withholding obligation of the Company with respect to any award under the LTIP by withholding a portion of the shares of Class A Common Stock otherwise payable to the participant or by delivering previously owned shares of Class A Common Stock.

         The following table sets forth target awards granted to the persons who served as Chief Executive Officer of the Company and the Company's four other highest paid executive officers during 2002, all current executive officers as a group and all employees other than executive officers as a group for the three-year performance period commencing 2003.




                                NEW PLAN BENEFITS

                            Long-Term Incentive Plan

                                                                                                        Number of
      Name and Position                                             Dollar Value(1)($)              Phantom Share Units
--------------------------------                                   ---------------------          -----------------------

Milne, Stephen A., President and                                                --                             --
  Chief Executive Officer(2)

Ludrof, Jeffrey A., President and                                          605,320                         61,302
  Chief Executive Officer

Van Gorder, Jan R., Senior Executive                                       247,787                         25,094
  Vice President, Secretary and
  General Counsel

Garcia, Philip A., Executive Vice                                          199,644                         20,218
  President and Chief Financial Officer

Brinling, John J., Jr., Executive Vice                                     164,148                         16,624
  President

Ziegler, Douglas F. , Senior Vice President,                               132,500                         13,419
  Treasurer and Chief Investment Officer

Executive Officer Group                                                  1,593,164                        161,343

Non-Executive Officer Employee Group                                       717,474                         72,659
-------------


(1) Dollar value represents the target award granted. An executive's target award is established by the LTIP Administrator. The actual value of an executive's phantom share units at the end of a performance period may be more or less than the executive's target award. However, the value of an executive's phantom share units may not exceed $500,000 at the end of a performance period.

(2) Mr. Milne served as President and Chief Executive Officer until his retirement in January 2002. See "Note (4) to the Summary Compensation Table" for information regarding Mr. Milne's LTIP awards.

         In addition to the awards set forth in the above table, a table setting forth target awards granted to the persons who served as the Company's Chief Executive Officer and its four other highest paid executive officers during 2002, all current executive officers as a group and all employees other than the executive officers as a group for the three-year performance periods commencing 2000, 2001 and 2002 is set forth under "Executive Compensation -- Long-Term Incentive Plan." In addition, the Summary Compensation Table sets forth the dollar value of restricted stock awards and the dollar value of awards that became unrestricted under the LTIP for 2000 and 2001. Such information for 2002 and ensuing years cannot yet be determined.

         Because executive officers of the Company (two of whom are members of the Board of Directors) are eligible to receive awards under the LTIP, each of them has a personal interest in the proposal to approve the change to the LTIP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CHANGE TO THE LTIP.

                        SELECTION OF INDEPENDENT AUDITORS

         On September 10, 2002, the Company's Audit Committee selected Ernst & Young, LLP to be the Company's independent auditors for the fiscal year ending December 31, 2003. Malin, Bergquist & Company, LLP (M,B&C) continued as the Company's independent auditors for the fiscal year ended December 31, 2002. On March 28, 2003, Ernst & Young, LLP succeeded M,B&C as the Company's independent auditors.

         The Audit Committee of the Company annually considers the selection of the Company's independent auditors. In previous years, the Audit Committee would recommend the appointment of the independent auditors to the Company's Board of Directors for shareholder ratification. At its meeting of September 9, 2002, the Company's Board of Directors amended the Bylaws of the Company, consistent with the provisions of the Sarbanes-Oxley Act of 2002, to give the Audit Committee sole authority to engage the Company's independent auditors.

         M,B&C's reports on the Company's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two most recent fiscal years and through March 27, 2003, there were no disagreements with M,B&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to M,B&C's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

          The Company provided M,B&C with a copy of the foregoing disclosures. The Company's Report on Form 8-K/A dated March 27, 2003 included as Exhibit 16.1 a copy of M,B&C's letter, dated March 27, 2003, stating its agreement with such statements.

         During the Company's two most recent fiscal years and through March 27, 2003, the Company did not consult Ernst & Young, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

          Representatives from Ernst & Young LLP and M, B & C are expected to attend the Annual Meeting and will have the opportunity to make a statement if they so desire. Such representatives are expected to be available at the Annual Meeting to respond to appropriate questions.


                  REPORT OF THE AUDIT COMMITTEE OF THE COMPANY

         The Audit Committee is comprised of four directors, all of whom are independent as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards and all of whom satisfy the financial literacy requirements thereof. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix B to this Proxy Statement.

         The Audit Committee, which met seven times during 2002, has responsibility, consistent with the requirements of Section 1405(c)(4) of the Pennsylvania Insurance Holding Companies Act and the Company's Bylaws, for the selection of independent auditors, reviewing the scope and results of the audit and reviewing the adequacy of the Company's accounting, financial, internal and operating controls. The Audit Committee has reviewed the requirements of the Sarbanes-Oxley Act of 2002 (the "Act") and the associated regulations and proposed regulations of the SEC as they pertain to audit committees. The Audit Committee has initiated a process to comply fully with the requirements of the Act and the rules and regulations of the SEC by the effective date of the respective final regulations.

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2002 with management.

         The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

         The Audit Committee reviewed and discussed with the independent auditors the following fees for services, none of which were deemed to be for consulting services, rendered for the 2002 fiscal year and has considered the compatibility of non-audit services with the auditor's independence:


                                                         Erie Indemnity            Erie Insurance               Other
                                                          Company and               Exchange and             Affiliated
                                                          Subsidiaries               Subsidiary               Entities
                                                         --------------            --------------            -----------
Audit fees                                                    $91,940                   $86,510                  $76,520
Financial information systems                                       0                         0                        0
  design and implementation
All other fees                                                 16,000                         0                    2,025

         Based upon the discussions and reviews referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

Erie Indemnity Company Audit Committee:

Robert C. Wilburn, Chairman
Patricia Garrison-Corbin
Samuel P. Katz
Claude C. Lilly III

March 11, 2003

                                  ANNUAL REPORT

         A copy of the Company's Annual Report for 2002 is being mailed to all holders of Class A Common Stock and Class B Common Stock with this Proxy Statement.


                              SHAREHOLDER PROPOSALS

         Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 2004 Annual Meeting of Shareholders must deliver such proposal in writing to the Company's Secretary at the Company's principal executive offices at 100 Erie Insurance Place, Erie, Pennsylvania 16530, not later than December 3, 2003.

         Pursuant to Section 2.07 of the Company's Bylaws, the full text of which follows, if a shareholder desires to present at the 2004 Annual Meeting of Shareholders (i) a proposal to the Nominating Committee relating to candidates for consideration and decision as to their nomination for election as directors by shareholders or (ii) a proposal relating to other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, such shareholder must comply with the provisions for shareholder proposals set forth in Section 2.07 of the Company's Bylaws, including the delivery of such proposal in writing to the Company's Secretary, 100 Erie Insurance Place, Erie, Pennsylvania 16530, no earlier than December 3, 2003 and no later than January 2, 2004 as follows:

         Section 2.07 Shareholders Proposals.

         (a) Shareholder Proposals Relating to Candidates for Election as Directors.

                (1) A Shareholder, whether or not entitled to vote in the election of Directors, may propose to the Nominating Committee of the Board of Directors one or more persons who the Shareholder believes would be appropriate candidates for election by Shareholders as a Director at any meeting of Shareholders at which Directors are to be elected. Such proposal shall be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Nominating Committee of the Board of Directors of the corporation to the attention of the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein and otherwise in accordance with this Section 2.07(a).

                (2) In the case of an annual meeting of Shareholders, any such written proposal by a Shareholder must be received by the Nominating Committee not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the corporation first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written proposal by a Shareholder must be received by the Nominating Committee within 5 business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission (the "SEC"), or otherwise publicly disseminated notice that an annual meeting of Shareholders will be held.

                (3) In the case of a special meeting of Shareholders, any such written proposal by a Shareholder must be received by the Nominating Committee within 5 business days after the earlier of the date that the corporation shall have mailed notice to its Shareholders that a special meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated notice that a special meeting of Shareholders will be held.

                (4) Such written proposal by a Shareholder shall set forth (A) the name and address of the Shareholder who has made the proposal, (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment for the past five years,
(D) the number of shares of capital stock of the corporation beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any arrangement or understanding between each person so proposed and the proposing Shareholder with respect to such person's proposal, election as a Director, and actions to be proposed or taken by such person if elected as a Director, (F) the written consent of each person so proposed to serve as a Director if nominated and elected as a Director and

(G) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a Director of each person so proposed.

                (5) If a written proposal by a Shareholder submitted to the Nominating Committee fails, in the reasonable judgment of the Nominating Committee, to contain the information specified in clause (4) hereof or is otherwise deficient, the Chairperson of the Nominating Committee shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder of such failure or deficiency in the written proposal by a Shareholder and such Shareholder shall have 5 business days from receipt of such notice to submit a revised written proposal that corrects such failure or deficiency in all material respects.

         (b) Shareholder Proposals Relating to Matters Other Than Candidates for Election as Directors.

                (1) A Shareholder of the corporation may bring a matter (other than a proposal to the Nominating Committee of a candidate for election as a Director by shareholders which is covered by subsection (a) of this Section 2.07) before a meeting of Shareholders only if (A) such matter is a proper matter for Shareholder action and such Shareholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Secretary of the corporation at the principal office of the corporation, within the time limits specified herein or (B) the Shareholder complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (as amended) relating to inclusion of shareholder proposals in the corporation's proxy statement.

                (2) In the case of an annual meeting of Shareholders, any such written notice of presentation of a matter by a Shareholder must be received by the Secretary of the corporation not less than 90 calendar days nor more than 120 days before the first anniversary of the date on which the corporation first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written notice of presentation by a Shareholder of a matter must be received by the Secretary of the corporation within 5 business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated that an annual meeting of Shareholders will be held.


                (3) In the case of a special meeting of Shareholders, any such written notice of presentation of a matter by a Shareholder must be received by the Secretary of the corporation within 5 business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that a special meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated notice that a special meeting of Shareholders will be held.

                (4) Such written notice of presentation of a matter by a Shareholder shall set forth information regarding such matter equivalent to the information regarding such matter that would be required under the proxy solicitation rules of the SEC if proxies were solicited for Shareholder consideration of such matter at a meeting of Shareholders.

                (5) If a written notice of presentation of a matter submitted by a Shareholder to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause (4) hereof or is otherwise deficient, the Chairperson of the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder who submitted the written notice of presentation of a matter of such failure or deficiency in the written notice of presentation of a matter and such Shareholder shall have 5 business days from receipt of such notice to submit a revised written notice of presentation of a matter that corrects such failure or deficiency in all material respects.

                (6) Only matters submitted in accordance with the foregoing provisions of this Section 2.07(b) shall be eligible for presentation of such meeting of Shareholders, and any matter not submitted to the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of Shareholders.


                                  OTHER MATTERS

          The Board of Directors does not know of any matter to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting and in this Proxy Statement under the caption "Mrs. Hagen's Shareholder Proposals," but if any matters are properly presented, execution of the proxy enclosed herewith shall confer discretionary authority upon the persons named to vote on any other matter presented at the Annual Meeting unless prohibited by applicable provisions of the Exchange Act.


                               By Order of the Board of Directors,

                               /s/  Jan R. Van Gorder

                               Jan R. Van Gorder,
                               Senior Executive Vice President,
                               Secretary and General Counsel
April 1, 2003
Erie, Pennsylvania

                                                                    APPENDIX A
                                                                    ----------

                             ERIE INDEMNITY COMPANY
                            LONG-TERM INCENTIVE PLAN

                                   1. GENERAL
                                  --------------

1.1      Purpose.
         --------
         The purposes of the Long-Term Incentive Plan (the "Plan") are: (a) to enhance the growth and profitability of Erie Indemnity Company, a Pennsylvania business corporation ("Erie"), and its subsidiaries and affiliates by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on the performance of Erie and its subsidiaries and affiliates; (b) to attract and retain employees of outstanding competence and ability and (c) to further align the interests of such employees with those of shareholders of Erie.

1.2      Definitions.
         ------------
         For the purpose of the Plan, the following terms shall have the meanings indicated:

         (a) "Board of Directors" or "Board" shall mean the Board of Directors of Erie.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto.

         (c) "Company" shall mean Erie and any corporation, partnership, or other organization of which Erie, directly or indirectly, owns or controls not less than 50% of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms "Erie" and "Company" shall include any successor thereto.

         (d) "Common Stock" shall mean the Class A (non-voting) Common Stock of Erie and a "share of Common Stock" shall mean one share of Common Stock.

         (e) "Disability" shall mean total and permanent disability within the meaning of Section 22(e)(3) of the Code.

         (f) "Fair Market Value" of shares of Common Stock on any given date(s) shall be: (a) the daily average of the high and low sales prices on the Nasdaq National Market System of such shares on the date(s) in question, or, if the shares of Common Stock shall not have been traded on any such date(s), the closing price on the Nasdaq National Market System on the first day prior thereto on which the shares of Common Stock were so traded; or (b) if the shares of Common Stock are not traded on the Nasdaq National Market System, such other amount as may be determined by the Plan Administrator by any fair and reasonable means.

         (g) "Participant" shall mean any key employee who has met the eligibility requirements set forth in Section 1.4 hereof and to whom a grant has been made and is outstanding under the Plan.

         (h) "Performance Period" shall mean, in relation to Phantom Share Units, any period, for which performance objectives have been established pursuant to Article 2.

         (i) "Phantom Share Unit" shall mean a right granted to a Participant pursuant to Article 2.

         (j) "Plan Administrator" shall mean: (i) the Executive Compensation and Development Committee of the Board of Directors (the "Committee"), or its functional successor, unless some other Board committee has been designated by the Board of Directors to administer the Plan or any portion of the Plan; or (ii) in the event that the Committee is not comprised of two or more "Non-Employee Directors" within the meaning of Rule 16b-3(a)(3) promulgated under Section 16 of the Securities Exchange Act of 1934, then the Plan Administrator shall, with respect to officers and directors subject to Section 16, be the Board.

         (k) "Restricted Share" shall mean a share of Common Stock granted to a Participant pursuant to Article 3, subject to the restrictions set forth in Section 3.1 hereof.

         (l) "Retirement" shall mean the cessation of employment with the Company after reaching age 55 and having completed at least 5 years of service.

         (m) "Vesting Period" shall mean in relation to Restricted Shares receivable in payment for Phantom Share Units, the period of time during which such shares are subject to restrictions on transferability and may be forfeited if the Participant's employment is terminated during such period.

1.3      Administration.
         ---------------
         The Plan shall be administered by the Plan Administrator and the Plan Administrator shall act in accordance with the procedures established under Erie's Articles of Incorporation, Bylaws and under any resolution of the Board. Subject to the provisions of the Plan, the Plan Administrator shall have sole and complete authority to: (i) subject to
         Section 1.4 hereof, select Participants after receiving the recommendations of the management of the Company; (ii) determine the number of Phantom Share Units or Restricted Shares subject to each grant; (iii) determine the time or times when grants are to be made or are to be effective; (iv) determine the terms and conditions, including the performance objectives, subject to which grants may be made; (v) extend the term of any grant; (vi) prescribe the form or forms of the instruments evidencing any grants made hereunder, provided that such forms are consistent with the Plan; (vii) adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (viii) construe and interpret the Plan and all rules, regulations, and instruments utilized thereunder; and (ix) make all determinations deemed advisable or necessary for the administration of the Plan. All determinations by the Plan Administrator shall be final and binding.

1.4      Eligibility and Participation.
         -------------------------------
         Participation in the Plan shall be limited to officers (who may also be members of the Board of Directors) and other salaried key employees of the Company as identified by the Plan Administrator to participate in the Plan.

                2. PROVISIONS APPLICABLE TO PHANTOM SHARE UNITS
               --------------------------------------------------

2.1      Performance Periods.
         --------------------
         The Plan Administrator shall establish Performance Periods applicable to Phantom Share Units. Each such Performance Period shall commence with the beginning of a fiscal year in which performance objectives are established and have a duration of not less than three consecutive fiscal years.

2.2      Performance Objectives.
         -----------------------
         The Plan Administrator shall establish one or more performance objectives for each Performance Period, provided that such performance objectives shall be established prior to the grant of any Phantom Share Units with respect to such period. Performance objectives shall be based on one or more of the following measures: (i) retained earnings per share plus dividends, (ii) earnings or earnings per share, (iii) assets or return on assets, (iv) shareholders' equity or return on shareholders' equity, (v) revenues, (vi) costs, (vii) gross profit margin, (viii) investment earnings, (ix) loss ratio, (x) combined ratio, or (xi) any other measure determined by the Plan Administrator to be in the best interests of the Company. The Plan Administrator may, in its discretion, establish performance objectives for the Company as a whole or for only the business unit of the Company in which a given Participant is involved, or a combination thereof.

2.3      Grants of Phantom Share Units.
         ------------------------------
         The Plan Administrator may select employees to become Participants (subject to the provisions of Section 1.4 hereof) and grant Phantom Share Units to such Participants at any time prior to or during the first fiscal year of a Performance Period. Before making grants, the Plan Administrator shall receive the recommendations of the Chief Executive Officer of the Company, which will take into account such factors as level of responsibility, current and past performance, and performance potential. Each grant to a Participant shall be evidenced by a written instrument stating the number of Phantom Share Units granted, the target value of each Phantom Share Unit, the Performance Period, the performance objective or objectives, the Vesting Periods and restrictions applicable to Restricted Shares receivable in payment for Phantom Share Units and any other terms, conditions and rights with respect to such grant.

2.4      Adjustment With Respect to Phantom Share Units.
         -----------------------------------------------
         Any other provision of the Plan to the contrary notwithstanding, the Plan Administrator may at any time adjust performance objectives (up or down), adjust the way performance
          objectives are measured, or shorten any Performance Period, if it is determined that conditions, including, but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions, stock redemptions, reductions or increases in the management fee rate payable to Erie by Erie Insurance Exchange, reductions to shareholders' equity due to reductions or increases in net unrealized gains on available-for-sale securities or the occurrence of other events impacting the performance objectives, so warrant; provided, however, that the Plan Administrator may not make any such adjustment that would increase the economic benefit to any "covered employee" as defined in Section 162(m) of the Code.

2.5      Maximum Annual Award.
         ---------------------
         The maximum value of Phantom Share Units that may be earned by any Participant in any year shall not exceed $1,000,000.

2.6      Payment for Phantom Share Units.
         --------------------------------
         Within 90 days after the end of any Performance Period, the Plan Administrator shall determine the total dollar value of Phantom Share Units held by each Participant for such Performance Period. Payment for Phantom Share Units shall be in the form of Restricted Shares and shall be subject to the terms and conditions of Section 3 hereof. Such Common Stock shall be purchased in the open market, provided however, that if the Common Stock of the Company is not readily available in the marketplace, or purchase of the Common Stock for Restricted Shares would artificially affect the price of the Common Stock, in the sole discretion of the Plan Administrator, Restricted Shares shall be payable in deferred stock units equal in value to the number of shares of Common Stock that would have been paid to the Participant had the Common Stock been available in the marketplace. The number of Restricted Shares (or stock unit equivalents) granted shall be equal to the actual total value of the Phantom Share Units at the end of the Performance Period divided by the average price of the Fair Market Value of the Common Stock for the month following the end of the Performance Period, rounded up to the nearest whole share.

2.7      Termination of Employment.
         --------------------------
         (a)      Prior to the end of a Performance Period:

               (i) Death, Disability or Normal Retirement: If a Participant ceases to be an employee of the Company prior to the end of a Performance Period by reason of death, Disability or Normal Retirement (as defined in the Company's qualified Retirement Plan for Employees), the Performance Period for outstanding Phantom Share Units shall be deemed to end as of the end of the fiscal year in which such event occurred. The total dollar value of Phantom Share Units held by such Participant shall be based upon performance during the reduced Performance Period and will be paid in the form of shares of Common Stock in the manner provided for by Section
                    2.6.  Any shares of Common  Stock  payable  pursuant to this
                    Section  2.7  shall be free of any
                    restrictions or risk of forfeiture under the Plan and shall be registered in the name of the Participant or the Participant's beneficiary or estate, as the case may be, as soon as practicable after the end of the applicable Performance Period.

              (ii) Other Terminations: If a Participant ceases to be an employee prior to the end of a Performance Period for any reason other than death, Disability or Normal Retirement, the Participant shall immediately forfeit all Phantom Share Units previously granted under the Plan. The Plan Administrator may, however, in its sole discretion, permit a Participant to retain all or a portion of the Participant's Phantom Share Units if it finds that the circumstances in the particular case so warrant.

         (b) After the end of a Performance Period, but prior to the end of a Vesting Period:

               (i) Death or Disability: If a Participant ceases to be an employee of the Company by reason of death or Disability, the Vesting Period shall be deemed to have ended and shares of Common Stock held by the Company with respect to Restricted Shares earned by such Participant shall be paid as soon as practicable in the manner set forth in Section
                    3.4 hereof.

              (ii) Retirement: The Retirement of a Participant shall not constitute a termination of employment for purposes of this
                    Section 2.7(b), and such Participant shall not forfeit any Common Stock held by the Company with respect to Restricted Shares earned by such Participant.

             (iii) Other Terminations: If a Participant ceases to be an employee prior to the end of a Vesting Period for any reason other than death, Disability or Normal Retirement, the Participant shall immediately forfeit all unvested Restricted Shares previously granted with respect to such Vesting Period in accordance with the provisions of Section 3.2(c) hereof, unless the Plan Administrator, in its sole discretion, finds that the circumstances in the particular case so warrant and allows a Participant whose employment has so terminated to retain any or all of the Restricted Shares granted to such Participant.

                    3. PROVISIONS APPLICABLE TO RESTRICTED SHARES
                   ------------------------------------------------

3.1      Vesting Periods.
         ----------------
         At the time a Phantom Share Unit award is made, the Plan Administrator shall establish a Vesting Period applicable to Restricted Stock which shall not be more than three years. The Plan Administrator may provide for the lapse of all or a portion of such Vesting Period in installments and may accelerate or waive such Vesting Period, in whole or in part, based on such factors as the Plan Administrator may determine.

3.2      Rights and Restrictions Governing Restricted Shares.
         ----------------------------------------------------
         At the time of payment in Restricted Shares, subject to the receipt by the Company of any applicable consideration for such Restricted Shares, one or more certificates representing the appropriate number of shares of Common Stock granted to a Participant shall be registered either in the Participant's name or for the Participant's benefit either individually or collectively with others, but shall be held by the Company for the account of the Participant. The Participant shall have all rights of a holder as to such shares of Common Stock, including the right to receive dividends, subject to the following restrictions: (a) the Participant shall not be entitled to delivery of certificates representing such shares of Common Stock and any other such securities until the expiration of the applicable Vesting Period; (b) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the applicable Vesting Period; and (c) all of the Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Participant remains in the continuous employment of the Company for the entire Vesting Period or portion thereof in relation to which such Restricted Shares were granted, except as otherwise allowed by Section
         2.7 hereof. At the time of payment in Restricted Shares, if the Common Stock of the Company is not readily available in the marketplace, or purchase of the Common stock would artificially affect the price of the Common Stock, in the sole discretion of the Plan Administrator, then in that event, the Company shall have the option to pay to the Participant in cash the Fair Market Value of the Restricted Shares on such payment date.

3.3      Adjustment with Respect to Restricted Shares.
         ---------------------------------------------
         Any other provisions of the Plan to the contrary notwithstanding, the Plan Administrator may at any time shorten any Vesting Period, if it determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions, or the occurrence of other unusual, unforeseen, or extraordinary events, so warrant.

3.4      Payment of Restricted Shares.
         -----------------------------
         In the event that a Participant is still employed by the Company at the end of the Vesting Period or portion thereof, all applicable restrictions shall lapse as to Restricted Shares granted in relation to such Vesting Period, and one or more stock certificates for the appropriate number of shares of Common Stock, free of restrictions, shall be delivered to the Participant or such shares shall be credited to a brokerage account if the Participant so directs.

3.5      Deferral of Payment.
         ---------------------
         The Plan Administrator may, in its sole discretion, offer a Participant the right, by execution of a written agreement, to defer the receipt of all or any portion of the payment, if any, for Restricted Shares. If such an election to defer is made, the Common Stock receivable in payment for Restricted Shares shall be deferred as stock units equal in number to the number of shares of Common Stock that would have been paid to the Participant. Such stock units shall represent only a contractual right and shall not give the Participant any interest, right, or title to any Common Stock during the deferral period. The cash receivable in payment for fractional shares receivable for Restricted Shares shall be deferred as cash units. Deferred cash units may be credited annually with an appreciation factor specified in the deferred compensation agreement, which will include dividend equivalents. At the end of the deferral period, deferred stock units and cash units shall be paid in Common Stock, except that any payment attributable to fractional shares shall be paid in cash. All other terms and conditions of deferred payments shall be as contained in a written deferred compensation agreement.


                                4.MISCELLANEOUS
                              --------------------

4.1      Designation of Beneficiary.
         ---------------------------
         A Participant may designate, in a writing delivered to the Company before the Participant's death, a person or persons to receive, in the event of the Participant's death, any rights to which the Participant would be entitled under the Plan. A Participant may also designate an alternate beneficiary to receive payments if the primary beneficiary does not survive the Participant. A Participant may designate more than one person as the Participant's beneficiary or alternate beneficiary, in which case such persons would receive payments as joint tenants with a right of survivorship. A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Company. If a Participant fails to designate a beneficiary, then the Participant's estate shall be deemed to be the Participant's beneficiary.

4.2      Employment Rights.
         ------------------
         Neither the Plan nor any action taken hereunder shall be construed as giving any employee of the Company the right to become a Participant, and a grant under the Plan shall not be construed as giving any Participant any right to be retained in the employ of the Company.

4.3      Nontransferability.
         -------------------
         A Participant's rights under the Plan, including the right to any amounts or shares payable, may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or the laws of descent and distribution.

4.4      Withholding.
         -------------
         The Company shall have the right, before any payment is made or a certificate for any shares is delivered or any shares are credited to any brokerage account, to deduct or withhold from any payment under the Plan any federal, state, local or other taxes, including transfer taxes, required by law to be withheld or to require the Participant or the Participant's beneficiary or estate, as the case may be, to pay any amount, or the balance of any amount, required to be withheld.

         If and to the extent withholding of any federal, state or local tax is required in connection with the lapse of restrictions with respect to Restricted Shares earned pursuant to Phantom Share Units, the Participant may elect to pay such amount in cash or: (i) have the Company hold back from the shares to be delivered, stock having a value calculated to satisfy such withholding obligations; (ii) deliver previously-owned shares of Common Stock held by the Participant having a value equal to the tax withholding obligation provided that the previously owned shares have been held for at least six months; or
         (iii) utilize a combination of the foregoing procedures.

4.5      Relationship to Other Benefits.
         --------------------------------
         No payment under the Plan shall be taken into account in determining any benefits under any retirement, group insurance, or other employee benefit plan of the Company. The Plan shall not preclude the shareholders of Erie, the Board of Directors or any committee thereof, or the Company from authorizing or approving other employee benefit plans or forms or incentive compensation, nor shall it limit or prevent the continued operation of other incentive compensation plans or other employee benefit plans of the Company or the participation in any such plans by Participants in the Plan.

4.6      No Trust or Fund Created.
         -------------------------
         Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

4.7      Expenses.
         ---------
         The expenses of administering the Plan shall be borne by the Company.

4.8      Indemnification.
         ----------------
         Service on the Committee shall constitute service as a member of the Board of Directors so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Articles of Incorporation, ByLaws, or resolutions of its Board of Directors or shareholders.

4.9      Tax Litigation.
         ----------------
         The Company shall have the right to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue that is related to the Plan and that the Company believes to be important to Participants in the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

4.10     Antidilution.
         ---------------
         Phantom Share Units and Restricted Shares shall be subject to appropriate adjustment by the Plan Administrator as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant.

                          5. AMENDMENT AND TERMINATION
                         --------------------------------

         The Board of Directors may modify, amend, or terminate the Plan at any time except that no modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to a Participant without the consent of such Participant.

                               6. INTERPRETATION
                              --------------------

6.1      Governmental and Other Regulations.
         -----------------------------------
         The Plan and any grant hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any regulatory or governmental agency that may, in the opinion of the counsel for the Company, be required.

6.2      Governing Law.
         ---------------
         The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such Commonwealth.

                   7. EFFECTIVE DATE AND SHAREHOLDER APPROVAL
                  ---------------------------------------------

         The Plan shall be effective as of January 1, 1997.

                                                                     APPENDIX B
                                                                    ------------

                             ERIE INDEMNITY COMPANY
                             AUDIT COMMITTEE CHARTER


I.       Audit Committee Purpose

The Audit Committee shall be appointed by the Board of Directors of Erie Indemnity Company (hereafter "the Company") to assist the Board in overseeing
(1) the integrity of the financial statements of the Company provided to shareholders and others; (2) the compliance by the Company with financial accounting and legal and regulatory requirements; (3) the independence and performance of the Company's internal and independent auditors; and (4) the systems of control over financial reporting. In this context, the Company shall also include Erie Insurance Exchange, and its affiliated companies, for which Erie Indemnity Company is the attorney-in-fact.

II.      Audit Committee Appointment, Composition, and Meeting Protocol

The members of the Audit Committee shall be appointed by the Board, and shall meet independence and experience requirements of the applicable federal securities law, the Pennsylvania Insurance Holding Company Law, and the NASDAQ Stock Market of the National Association of Securities Dealers, Inc. (hereafter "NASDAQ" or "NASD").

The Audit Committee shall be comprised of at least three directors, the exact number to be determined by the Board, each of whom shall be independent directors as required by applicable statutory requirements and each member of the Audit Committee shall be free from any relationship that would interfere with the exercise of his or her independent judgment.

All members of the Audit Committee shall be able to read and understand the financial statements, including the Company's balance sheet, income statements, and cash flow statements, or become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be a financial expert as defined by the Securities and Exchange Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Audit Committee Chair shall be designated by the Board.

The Audit Committee shall meet at least four times annually or more frequently as necessary and appropriate. A quorum of committee members shall be present at any meeting at which final action or approval is to be taken or made. A quorum shall be present if a majority of committee members are present in person or by other means and in the case of an Audit Committee of three or four members, by the attendance, in person or otherwise, of two or more committee members. An agenda for each meeting shall be prepared in advance of each meeting and may be developed in consultation with management, other committee members, and/or the independent auditors. The Audit Committee may request any officer or employee of the Company or the Company's outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with members of, or consultants to, the Committee.

III.     Audit Committee Responsibilities and Duties

The Audit Committee shall have the following responsibilities and duties:

1. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements prior to filing or distribution. The review should include discussions with management and the independent auditors of any significant issues regarding accounting principles, practices and judgments.

3. Consider the integrity of the Company's financial reporting processes and controls in consultation with management, the independent auditors and the internal auditors. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures and to identify any payments or procedures that might be deemed illegal or improper. Review significant findings presented by the independent auditors and the internal audit department together with management's responses.

4. Review with management and the independent auditors, the Company's quarterly financial statements prior to the public release of earnings and the filing or distribution of the quarterly financial statements. The review shall encompass discussion of any significant issues arising during the independent auditors' limited review procedures.

5. Review and discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with the American Institute of Certified Public Accountants Statements of Auditing Standards.

6. Select, evaluate, and, if appropriate, replace the independent auditor. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders.

7. Approve the fees and other significant compensation to be paid to the independent auditors for the purpose of preparing or issuing an audit report or related work. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of fees and other significant compensation to the independent auditor.

8. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in the Securities Exchange Act of 1934. The Committee may delegate preapproval authority to a member provided that decisions of such member shall be presented to the full Audit Committee at its next scheduled meeting.

9. Review and discuss with the independent auditors annually all significant relationships they have with the Company that could impair the auditors' independence.

10. Review the independent auditors' audit plan and engagement letter to determine if it is sufficiently detailed and covers any significant areas of concern the Audit Committee may have. This review should include the scope, staffing, locations, reliance upon management and internal audit and general audit approach.

11. Review and discuss the fourth quarter and year-end earnings with the independent auditors prior to the public release of the year-end results.

12. Review and consider the independent auditors' judgment regarding the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

13. Discuss with the independent and internal auditors whether there are any reportable instances of internal control weaknesses.

14. Review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

15. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employee of concerns regarding questionable accounting or auditing matters.

16. Review with management the appointment, performance and replacement of the senior internal audit executive.

17. Review with the Company's General Counsel on at least an annual basis, i.) any legal matters that could have a significant impact on the Company's financial statements, ii.) the Company's compliance with applicable laws and regulations, and iii.) inquiries received from regulators or governmental agencies.

18. Prepare annually a report to shareholders, to be included in the Company's annual proxy statement, as required by the SEC. The report should include a statement that the Audit Committee has reviewed and discussed the audited financial statements with management; discussed with the independent auditors, the matters required to be discussed by Statements of Auditing Standards; reviewed the written disclosure from the independent auditors regarding their independence; and recommended to the Board of Directors that the audited financial statements be filed with the SEC.

19. File and attach the Audit Committee Charter as an appendix to the proxy statement at least once every three years.

20. Obtain from the independent auditor, assurance that Section 10A of the Securities Exchange Act of 1934, as amended (relating to the disclosure of illegal acts), has not been implicated.

21. Prepare and maintain minutes of its meetings.

22. Periodically report to the Board of Directors on significant results of its activities.

23. Perform such other duties and activities consistent with the intent and spirit of this charter, the Company's bylaws, and governing law, as the Audit Committee deems necessary or appropriate.

                             ERIE INDEMNITY COMPANY
                              CLASS B COMMON STOCK
                                      PROXY
                             ----------------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 29, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints F. William Hirt, Jan R. Van Gorder and Jeffrey A. Ludrof and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of the Class B Common Stock of Erie Indemnity Company (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Auditorium of the F. W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 on April 29, 2003 at 3:00 p.m., and at any adjournment, postponement or continuation thereof, as follows:

1.       ELECTION OF DIRECTORS

[  ]  FOR all candidates listed below       [   ]   WITHHOLD AUTHORITY
                                                    to vote for the candidates
                                                    listed below

INSTRUCTION: To withhold authority to vote for any individual candidate, strike a line through the candidate's name in the list below.

Kaj Ahlman, John T. Baily, Samuel P. Black, III, J. Ralph Borneman, Jr., Wilson C. Cooney, Patricia Garrison-Corbin, John R. Graham, C. Scott Hartz, Susan Hirt Hagen, F. William Hirt, Samuel P. Katz, Claude C. Lilly, III, Jeffrey A. Ludrof, Jan R. Van Gorder, Robert C. Wilburn.


2. PROPOSAL TO APPROVE A CHANGE TO THE COMPANY'S LONG-TERM INCENTIVE PLAN TO INCREASE THE MAXIMUM VALUE OF PHANTOM SHARE UNITS THAT MAY BE EARNED BY A PARTICIPANT IN ANY PERFORMANCE PERIOD FROM $500,000 TO $1,000,000.


         [   ]    FOR            [   ]    AGAINST               [   ]   ABSTAIN

In their discretion, the proxies, on behalf of and at the direction of the Board of Directors of the Company, are authorized to vote with respect to matters incident to the conduct of the Annual Meeting and upon such other business as may properly come before the Annual Meeting, pursuant to Securities and Exchange Commission Rules and any adjournment, postponement or continuation thereof.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the candidates for Director named above and FOR the approval of the change to the Company's Long-Term Incentive Plan.

This proxy should be dated, signed by the shareholder(s) and returned promptly to the Company in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.


                                        _________________________________(SEAL)

                                        _________________________________(SEAL)

                                        ---------------------------------------

                                                       Date: ____________, 2003